As filed with the Securities and Exchange Commission on October 29, 2002.

                                               File No.811-6242

        REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 16
              --

                   This Amendment is being filed only under
                      the Investment Company Act of 1940

                     ADJUSTABLE RATE SECURITIES PORTFOLIOS
                     -------------------------------------
              (Exact Name of Registrant as Specified in Charter)

                ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906 (Address of
              Principal Executive Offices) (Zip Code)

                                (650) 312-2000
                                --------------
              Registrant's Telephone Number, Including Area Code

       MURRAY L. SIMPSON, ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906
       -----------------------------------------------------------------
              (Name and Address of Agent for Service of Process)








                    Please Send Copy of Communications to:

                              Bruce G. Leto, Esq.
                       Stradley, Ronon, Stevens & Young
                           2600 One Commerce Square
                       Philadelphia, Pennsylvania 19102






                      ADJUSTABLE RATE SECURITIES PORTFOLIOS
              U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

FORM N-1A, PART A:


Responses to Items 1 through 3 have been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS

U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

GOAL AND STRATEGIES

GOAL The Fund's investment goal is to seek a high level of current income, while providing lower volatility of principal than a fund that invests in fixed-rate securities.

MAIN INVESTMENT STRATEGIES Under normal market conditions, the Fund invests at least 80% of its net assets in "adjustable-rate U.S. government mortgage securities." Shareholders will be given 60 days' advance notice of any change to this 80% policy.

The Fund normally invests 80% of its net assets in adjustable-rate U.S. government mortgage securities.

"Adjustable-rate U.S. government mortgage securities" include adjustable-rate mortgage securities (ARMS) and other mortgage securities with interest rates that adjust periodically to reflect prevailing market interest rates, which are issued or guaranteed by the U.S. government, its agencies or instrumentalities.

Mortgage securities represent an ownership in mortgage loans made by banks and other financial institutions to finance purchases of homes, commercial buildings and other real estate. The individual loans are packaged or "pooled" together for sale to investors. As the underlying mortgage loans are paid off, investors receive principal and interest payments. The mortgage securities purchased by the Fund include bonds and notes issued by the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Government National Mortgage Association (GNMA) and Federal Home Loan Banks. The Fund will only invest in mortgage securities issued or guaranteed by the U.S. government, its agencies or instrumentalities.

Government agency or instrumentality issues have different levels of credit support. GNMA securities are supported by the full faith and credit of the U.S. government; FNMA securities are supported by its right to borrow from the U.S. Treasury under certain circumstances; and FHLMC securities are supported only by the credit of that instrumentality. The government (or government agency) guarantee only applies to the timely repayment of principal and interest and not to the market prices and yields of the securities or to the net asset value or performance of the Fund, which will vary with changes in interest rates and other market conditions.

Interest rates on adjustable-rate securities generally are reset at intervals of one year or less so that their rates gradually align themselves with market interest rates. These periodic adjustments help keep the prices of these securities relatively stable when compared with the prices of fixed-rate securities, which generally fall when interest rates rise. As a result, the Fund may participate in increases in interest rates resulting in higher current yields, but with less fluctuation in net asset value than a fund invested in comparable fixed-rate securities. Adjustable-rate securities, however, frequently limit the maximum amount by which the loan rate may change up or down. The Fund, therefore, may not benefit from increases in interest rates if interest rates exceed a security's maximum allowable periodic or lifetime limits. During periods of falling interest rates, the interest rates on these securities may reset downward, resulting in a lower yield for the Fund.

OTHER INVESTMENTS The Fund may invest up to 20% of its net assets in other securities, consistent with its goal, including fixed-rate mortgage securities. The Fund may also invest in direct obligations of the U.S. government, such as Treasury bills, bonds or notes, and in repurchase agreements collateralized by U.S. government or government agency securities. The Fund also may purchase collateralized mortgage obligations (CMOs).

TEMPORARY INVESTMENTS When the manager believes market or economic conditions are unfavorable for investors, the manager may invest up to 100% of the Fund's assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash, cash equivalents or other high quality short-term investments. Temporary defensive investments generally may include U.S. government securities, CDs of banks having total assets in excess of $5 billion and repurchase agreements. The manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity. In these circumstances, the Fund may be unable to achieve its investment goal.

MAIN RISKS

INTEREST RATE Because changes in interest rates on ARMS and other adjustable-rate securities lag behind changes in market rates, the net asset value of the Fund may decline during periods of rising interest rates until the interest rates on these securities reset to market rates. You could lose money if you sell your shares of the Fund before these rates reset.

If market interest rates increase substantially and the Fund's adjustable-rate securities are not able to reset to market interest rates during any one adjustment period, the value of the Fund's holdings and its net asset value may decline until the rates are able to reset to market rates. In the event of a dramatic increase in interest rates, the lifetime limit on a security's interest rate may prevent the rate from adjusting to prevailing market rates. In such an event the market value of the security could decline substantially and affect the Fund's net asset value.

To the extent the Fund invests in non-mortgage debt securities it will be subject to additional interest rate risks. When interest rates rise, debt security prices fall. The opposite is also true: debt security prices rise when interest rates fall. In general, securities with longer maturities are more sensitive to these price changes.

Because the interest rates on adjustable-rate securities generally reset downward when interest rates fall, their market value is unlikely to rise to the same extent as the value of comparable fixed-rate securities during periods of declining interest rates.

If interest rates rise, the net asset value of the Fund may fall until the interest rates on the Fund's adjustable-rate securities reset to market rates. If rates fall, mortgage holders may refinance their mortgage loans at lower interest rates. This means you could lose money.

MORTGAGE SECURITIES Mortgage securities differ from conventional debt securities because principal is paid back over the life of the security rather than at maturity. The Fund may receive unscheduled prepayments of principal before the security's maturity date due to voluntary prepayments, refinancing or foreclosure on the underlying mortgage loans. To the Fund this means a loss of anticipated interest, and a portion of its principal investment represented by any premium the Fund may have paid. Mortgage prepayments generally increase when interest rates fall.

Mortgage securities also are subject to extension risk. An unexpected rise in interest rates could reduce the rate of prepayments on mortgage securities and extend their life. This could cause the price of the mortgage securities and the Fund's share price to fall and would make the mortgage securities more sensitive to interest rate changes.

INCOME Since the Fund can only distribute what it earns, the Fund's distributions to shareholders may decline when interest rates fall.

More detailed information about the Fund, its policies and risks can be found in Part B.

Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Mutual fund shares involve investment risks, including the possible loss of principal.

The response to Item 5 has been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 6. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

(A) MANAGEMENT

      (1) INVESTMENT ADVISER

Franklin Advisers, Inc. (Advisers), One Franklin Parkway, San Mateo, CA 94403-1906, is the Fund's investment manager. Together, Advisers and its affiliates manage over $266 billion in assets.

The Fund pays Advisers a fee for managing the Fund's assets. For the fiscal year ended October 31, 2001, the Fund paid 0.40% of its average daily net assets to the manager for its services.

      (2) PORTFOLIO MANAGER


The team responsible for the Fund's management is:

T. ANTHONY COFFEY CFA, VICE PRESIDENT OF ADVISERS
Mr. Coffey has been a manager on the Fund since 1991. He joined Franklin Templeton Investments in 1989.

ROGER BAYSTON CFA, SENIOR VICE PRESIDENT OF ADVISERS
Mr. Bayston has been a manager on the Fund since 1991. He joined Franklin Templeton Investments in 1991.



ITEM 7.  SHAREHOLDER INFORMATION

(A) PRICING OF FUND SHARES

The Fund calculates the net asset value per share (NAV) each business day at the close of trading on the New York Stock Exchange (normally 1:00 p.m. Pacific time). The Fund's NAV is calculated by dividing its net assets by the number of its shares outstanding.

The Fund's assets are generally valued at their market value. If market prices are unavailable, or if an event occurs after the close of the trading market that materially affects the values, assets may be valued at their fair value.

Requests to buy and sell shares are processed at the NAV next calculated after the Fund receives a request in proper form.

(B) PURCHASE OF FUND SHARES

The Fund's shares have not been registered under the Securities Act of 1933 (1933 Act), which means they may not be sold publicly. The Fund's shares may, however, be sold through private placements pursuant to available exemptions from the 1933 Act.

Shares of the Fund are sold only to other investment companies. Funds should be wired to the Fund's bank account at Bank of America, for credit to the Fund's account. All investments in the Fund are credited to the shareholder's account in the form of full and fractional shares of the Fund (rounded to the nearest 1/1000 of a share). The Fund does not issue share certificates.

Shares of the Fund generally may be purchased on any day the Fund is open for business. Wire purchase orders in federal funds are not accepted on days when the Federal Reserve Bank system and the Fund's custodian are closed.

(C) REDEMPTION OF FUND SHARES

As stated above, the Fund's shares are restricted securities, which may not be sold unless registered or pursuant to an available exemption from the 1933 Act.

Redemptions are processed on any day the Fund is open for business and is effected at the NAV next calculated after the Fund receives a redemption request in proper form.

Redemption payments will be made within seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the custodian bank are closed. In unusual circumstances, the Fund may temporarily suspend redemptions or postpone the payment of proceeds as allowed by federal securities law.

Redemptions are taxable events. The amount received upon redemption may be more or less than the amount paid for the shares, depending on the fluctuations in the market value of the assets owned by the Fund.

ADDITIONAL POLICIES Please note that the Fund maintains additional policies and reserves certain rights, including:

o In unusual circumstances, we may temporarily suspend redemptions, or postpone the payment of proceeds, as allowed by federal securities laws.

o For redemptions over a certain amount, the Fund reserves the right to make payments in securities or other assets of the Fund, in the case of an emergency or if the payment by check or wire would be harmful to existing shareholders.

(D) DIVIDENDS AND DISTRIBUTIONS

The Fund's shares have not been registered under the 1933 Act. This means their shares are restricted securities, which may not be sold, redeemed or reinvested unless registered or pursuant to an available exemption from the 1933 Act. To the extent distributions to shareholders are reinvested in additional shares, as discussed below, such transactions are subject to the requirements of the 1933 Act.

The Fund typically declares income dividends each day that its net asset value is calculated and pays them monthly. The Fund does not pay "interest". Your account begins to receive dividends on the day the Fund receives your investment and continues to receive dividends until the day it receives a request to sell your shares. Capital gains, if any, may be distributed at least annually. The amount of any distributions will vary, and there is no guarantee the Fund will pay either income dividends or capital gain distributions.

AVOID "BUYING A DIVIDEND" If you invest in the Fund shortly before it makes a capital gain distribution, you may receive some of your investment back in the form of a taxable distribution.

Shareholders may request to have their dividends paid out monthly in cash. Shareholders redeeming all their shares at any time during the month will receive all dividends to which they are entitled together with the redemption check.

(E) TAX CONSEQUENCES

In general, if you are a taxable investor, Fund distributions are taxable to you as either ordinary income or capital gains. This is true whether you reinvest your distributions in additional Fund shares or receive them in cash. Any capital gains the Fund distributes are taxable as long-term capital gains no matter how long you have owned your shares. Every January, you will receive a statement that shows the tax status of distributions you received for the previous year.

BACKUP WITHHOLDING By law, the Fund must withhold 31% of your taxable distributions and redemption proceeds unless you:

o  provide your correct social security or taxpayer identification number,
o  certify that this number is correct,
o  certify that you are not subject to backup withholding, and
o  certify that you are a U.S. person (including a U.S. resident alien).

The Fund must also withhold if the IRS instructs it to do so. When withholding is required, the amount will be 30% of any distributions or proceeds paid in calendar years 2002 or 2003.

When you sell your shares of the Fund, you may realize a capital gain or loss. For tax purposes, an exchange of your Fund shares for shares of a different Franklin Templeton fund is the same as a sale.

U.S. GOVERNMENT SECURITIES Fund distributions and gains from the sale or exchange of your shares generally are subject to state and local taxes. The income earned on certain U.S. government securities is exempt from state and local personal income taxes if earned directly by you. States also grant tax-free status to mutual fund dividends paid to you from interest earned on these securities, subject in some states to minimum investment or reporting requirements that must be met by a fund. The income on Fund investments in certain securities, such as repurchase agreements, commercial paper and federal agency-backed obligations (e.g., Government National Mortgage Association (GNMA) or Federal National Mortgage Association (FNMA) securities), generally does not qualify for tax-free treatment. The rules on exclusion of this income are different for corporations.

Non-U.S. investors may be subject to U.S. withholding or estate tax, and are subject to special U.S. tax certification requirements. You should consult your tax advisor about the federal, state, local or foreign tax consequences of your investment in the Fund.

ITEM 8. DISTRIBUTION ARRANGEMENTS

      Not Applicable

The response to Item 9 has been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.




                      ADJUSTABLE RATE SECURITIES PORTFOLIOS
              U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO


FORM N-1A, PART B:


ITEM 10. COVER PAGE  AND TABLE OF CONTENTS

     Not Applicable

ITEM 11. FUND HISTORY

The Adjustable Rate Securities Portfolios (Trust), formerly named the Franklin Institutional U.S. Government ARM Fund, is an open-end management investment company, commonly called a mutual fund. The Trust was organized as a Delaware business trust on February 15, 1991, and is registered with the U.S. Securities and Exchange Commission (SEC) under the Investment Company Act of 1940, as amended (1940 Act). On October 18, 1991, the board of trustees approved a change in the Trust's name and the addition of the series of the Trust, the U.S. Government Adjustable Rate Mortgage Portfolio (fund), the shares of beneficial interest of which are available only to other investment companies.

ITEM 12. DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS

GOALS, STRATEGIES AND RISKS

Generally, the policies and restrictions discussed in this Part B and in Part A apply when the Fund makes an investment. In most cases, the Fund is not required to sell a security because circumstances change and the security no longer meets one or more of the Fund's policies or restrictions. If a percentage restriction or limitation is met at the time of investment, a later increase or decrease in the percentage due to a change in the value or liquidity of portfolio securities will not be considered a violation of the restriction or limitation.

If a bankruptcy or other extraordinary event occurs concerning a particular security the Fund owns, the Fund may receive stock, real estate, or other investments that the Fund would not, or could not, buy. If this happens, the Fund intends to sell such investments as soon as practicable while trying to maximize the return to shareholders.

The Fund has adopted certain investment restrictions as fundamental and non-fundamental policies. A fundamental policy may only be changed if the change is approved by (i) more than 50% of the Fund's outstanding shares or (ii) 67% or more of the Fund's shares present at a shareholder meeting if more than 50% of the Fund's outstanding shares are represented at the meeting in person or by proxy, whichever is less. A non-fundamental policy may be changed by the board of trustees without the approval of shareholders.

FUNDAMENTAL INVESTMENT POLICIES

The Fund's investment goal is to seek a high level of current income, while providing lower volatility of principal than a fund that invests in fixed-rate securities.

The Fund may not:

1. Borrow money or mortgage or pledge any of its assets, except that borrowings (and a pledge of assets therefor) for temporary or emergency purposes may be made from banks in an amount up to 20% of total asset value. The Fund also will not purchase additional investment securities while borrowings in excess of 5% of total assets are outstanding.

2. Buy any securities on "margin" or sell any securities "short," except for any delayed delivery or when-issued securities as described in the registration statement as amended.

3. Lend any funds or other assets, except by the purchase of bonds, debentures, notes or other debt securities as described in the registration statement as amended, and except that securities of the Fund may be loaned to securities dealers or other institutional investors if at least 102% cash collateral is pledged and maintained by the borrower, provided such loans may not be made if, as a result, the aggregate of such loans exceeds 10% of the value of the Fund's total assets at the time of the most recent loan. The entry into repurchase agreements is not considered a loan for purposes of this restriction.

4. Act as underwriter of securities issued by other persons, except insofar as the Fund may be technically deemed an underwriter under the federal securities laws in connection with the disposition of portfolio securities.

5. Invest more than 5% of the value of the gross assets of the Fund in the securities of any one issuer, but this limitation does not apply to investments in securities issued or guaranteed by the U.S. government or its agencies or instrumentalities.

6. Purchase the securities of any issuer which would result in owning more than 10% of any class of the outstanding voting securities of such issuer.

7. Purchase from or sell to its officers and trustees, or any firm of which any officer or trustee is a member, as principal, any securities, but may deal with such persons or firms as brokers and pay a customary brokerage commission; or retain securities of any issuer if, to the knowledge of the Fund, one or more of its officers, trustees or investment advisor own beneficially more than one-half of 1% of the securities of such issuer and all such officers and trustees together own beneficially more than 5% of such securities.

8. Purchase any securities issued by a corporation which has not been in continuous operation for three years, but such period may include the operation of a predecessor.

9. Acquire, lease or hold real estate. (Does not preclude investments in securities collateralized by real estate or interests therein.)

10. Invest in commodities and commodity contracts, puts, calls, straddles, spreads or any combination thereof, or interests in oil, gas or other mineral exploration or development programs.

11. Invest in companies for the purpose of exercising control or management.

12. Purchase securities of other investment companies, except to the extent permitted by the 1940 Act. To the extent permitted by exemptions which may be granted under the 1940 Act, the Fund may invest in shares of one or more money market funds managed by Franklin Advisers, Inc. or its affiliates.

13. Issue senior securities, as defined in the 1940 Act, except that this restriction will not prevent the Fund from entering into repurchase agreements or making borrowings, mortgages and pledges as permitted by restriction #1 above.

NON-FUNDAMENTAL INVESTMENT POLICIES

1. Under normal market conditions, the Fund invests at least 80% of its net assets in "adjustable-rate U.S. government mortgage securities." Shareholders will be given 60 days' advance notice of any change to this 80% policy. "Adjustable-rate U.S. government mortgage securities" include adjustable-rate mortgage securities (ARMS) and other mortgage securities with interest rates that adjust periodically to reflect prevailing market interest rates, which are issued or guaranteed by the U.S. government, its agencies or instrumentalities.

2. The Fund may invest up to 20% of its total assets in (a) fixed-rate notes, bonds, and discount notes of the Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Federal Home Loan Mortgage Corporation, and Small Business Administration; (b) obligations of or guaranteed by the full faith and credit of the U.S. government and repurchase agreements collateralized by such obligations and by obligations guaranteed by U.S. governmental agencies; and (c) time and savings deposits (including CDs) in commercial or savings banks or in institutions whose accounts are insured by the Federal Deposit Insurance Corporation, although in time deposits will not exceed 10% of its total assets.

INVESTMENTS, TECHNIQUES, STRATEGIES AND THEIR RISKS

In trying to achieve its investment goals, the Fund may invest (unless otherwise indicated) in the following types of securities or engage in the following types of transactions, and can be subject to the types of risks described below:

BORROWING The Fund may not borrow money or mortgage or pledge any of its assets, except that borrowings (and a pledge of assets therefor) for temporary or emergency purposes may be made from banks in an amount up to 20% of the Fund's total asset value.

DEBT SECURITIES represent an obligation of the issuer to repay a loan of money to it, and generally, provide for the payment of interest. These include bonds, notes and debentures; commercial paper; time deposits; bankers' acceptances. A debt security typically has a fixed payment schedule which obligates the issuer to pay interest to the lender and to return the lender's money over a certain time period. A company typically meets its payment obligations associated with its outstanding debt securities before it declares and pays any dividend to holders of its equity securities. Bonds, notes, debentures and commercial paper differ in the length of the issuer's payment schedule, with bonds carrying the longest repayment schedule and commercial paper the shortest.

The market value of debt securities generally varies in response to changes in interest rates and the financial condition of each issuer. During periods of declining interest rates, the value of debt securities generally increases. Conversely, during periods of rising interest rates, the value of such securities generally declines. These changes in market value will be reflected in the Fund's net asset value.

DERIVATIVE SECURITIES

Some types of investments discussed in the registration statement may be considered "derivative securities." Derivatives are broadly defined as financial instruments whose performance is derived, at least in part, from the performance of an underlying asset. To the extent indicated, the Fund may invest in CMOs, REMICs, multi-class pass-throughs, stripped mortgage securities, other asset-backed securities, structured notes and uncovered mortgage dollar rolls. Some, all or the component parts of these instruments may be considered derivatives.

Derivative securities may be used to help manage risks relating to interest rates and other market factors, to increase liquidity, and/or to invest in a particular instrument in a more efficient or less expensive way.

ILLIQUID INVESTMENTS The Fund's policy is not to invest more than 10% of its net assets in illiquid securities. Illiquid securities are securities that cannot be disposed of within seven days in the normal course of business at approximately the amount at which the Fund has valued the securities and include, among other things, repurchase agreements of more than seven days duration and other securities which are not readily marketable.

LOANS OF PORTFOLIO SECURITIES To generate additional income, the Fund may lend certain of its portfolio securities to qualified banks and broker-dealers. These loans may not exceed 10% of the value of the Fund's total assets, measured at the time of the most recent loan. For each loan, the borrower must maintain with the Fund's custodian collateral (consisting of any combination of cash, securities issued by the U.S. government and its agencies and instrumentalities, or irrevocable letters of credit) with a value at least equal to the current market value of the loaned securities. The Fund retains all or a portion of the interest received on investment of the cash collateral or receive a fee from the borrower. The Fund also continues to receive any distributions paid on the loaned securities. The Fund may terminate a loan at any time and obtain the return of the securities loaned within the normal settlement period for the security involved.

Where voting rights with respect to the loaned securities pass with the lending of the securities, the manager intends to call the loaned securities to vote proxies, or to use other practicable and legally enforceable means to obtain voting rights, when the manager has knowledge that, in its opinion, a material event affecting the loaned securities will occur or the manager otherwise believes it necessary to vote. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in collateral in the event of default or insolvency of the borrower. The Fund will loan its securities only to parties who meet creditworthiness standards approved by the Fund's board of trustees, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the loan.

MORTGAGE SECURITIES - GENERAL CHARACTERISTICS Mortgage securities represent an ownership interest in mortgage loans made by banks and other financial institutions to finance purchases of homes, commercial buildings or other real estate. These mortgage loans may have either fixed or adjustable interest rates. The individual mortgage loans are packaged or "pooled" together for sale to investors. As the underlying mortgage loans are paid off, investors receive principal and interest payments.

The Fund may invest in mortgage-backed securities issued or guaranteed by GNMA, the Federal National Mortgage Association (FNMA) and the Federal Home Loan Mortgage Corporation (FHLMC).

The primary issuers or guarantors of these securities are GNMA, FNMA and FHLMC. GNMA creates mortgage-backed securities from pools of government guaranteed or insured (Federal Housing Authority or Veterans Administration) mortgages originated by mortgage bankers, commercial banks and savings and loan associations. FNMA and FHLMC issue mortgage securities from pools of conventional and federally insured and/or guaranteed residential mortgages obtained from various entities, including savings and loan associations, savings banks, commercial banks, credit unions and mortgage bankers. The principal and interest on GNMA securities are guaranteed by GNMA and backed by the full faith and credit of the U.S. government. Mortgage securities from FNMA and FHLMC are not backed by the full faith and credit of the U.S. government. FNMA guarantees full and timely payment of all interest and principal, and FHLMC guarantees timely payment of interest and the ultimate collection of principal. Securities issued by FNMA are supported by the agency's right to borrow money from the U.S. Treasury under certain circumstances. Securities issued by FHLMC are supported only by the credit of the agency. There is no guarantee that the government would support government agency securities and, accordingly, they may involve a risk of non-payment of principal and interest. Nonetheless, because FNMA and FHLMC are instrumentalities of the U.S. government, these securities are generally considered to be high quality investments having minimal credit risks. The yields on these mortgage securities have historically exceeded the yields on other types of U.S. government securities with comparable maturities due largely to their prepayment risk.

Most mortgage-backed securities are pass-through securities, which means that they provide investors with monthly payments consisting of a pro rata share of both regular interest and principal payments, as well as unscheduled early prepayments, on the underlying mortgage pool (less GNMA's, FHLMC's or FNMA's fees and any applicable loan servicing fees).

Guarantees as to the timely payment of principal and interest do not extend to the value or yield of mortgage-backed securities nor do they extend to the value of the Fund's shares. In general, the value of debt securities varies with changes in market interest rates. Fixed-rate mortgage securities generally decline in value during periods of rising interest rates, whereas coupon rates of adjustable rate mortgage securities move with market interest rates, and thus their value tends to fluctuate to a lesser degree. In view of these factors, the ability of the Fund to obtain a high level of total return may be limited under varying market conditions.

The mortgage securities in which the Fund invests differ from conventional bonds in that principal is paid over the life of the mortgage security rather than at maturity. As a result, the holder of the mortgage securities (i.e., the Fund) receives monthly scheduled payments of principal and interest and may receive unscheduled principal payments representing prepayments on the underlying mortgages. When the holder reinvests the payments and any unscheduled prepayments of principal it receives, it may receive a rate of interest that is lower than the rate on the existing mortgage securities. For this reason, mortgage securities may be less effective than other types of U.S. government securities as a means of "locking in" long-term interest rates. In general, fixed-rate mortgage securities have greater exposure to this "prepayment risk" than ARMS.

The market value of mortgage securities, like other U.S. government securities, will generally vary inversely with changes in market interest rates, declining when interest rates rise and rising when interest rates decline. An unexpected rise in interest rates could extend the life of a mortgage security because of a lower than expected level of prepayments, potentially reducing the security's value and increasing its volatility. ARMS, however, have less risk of a decline in value during periods of rapidly rising rates but, like other mortgage securities, may also have less potential for capital appreciation than other investments of comparable maturities due to the likelihood of increased prepayments of mortgages as interest rates decline. To the extent market interest rates increase beyond applicable caps or maximum rates on ARMS or beyond the coupon rates of fixed-rate mortgage securities, the market value of the mortgage security would likely decline to the same extent as a conventional fixed-rate security.

In addition, to the extent mortgage securities are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments may result in some loss of the holder's principal investment to the extent of the premium paid. On the other hand, if mortgage securities are purchased at a discount, both a scheduled payment of principal and an unscheduled prepayment of principal will increase current and total returns and will accelerate the recognition of income that, when distributed to shareholders, will be taxable as ordinary income.

Some of the CMOs in which the Fund may invest may have less liquidity than other types of mortgage securities. As a result, it may be difficult or impossible to sell the securities at an advantageous price or time under certain circumstances.

ADJUSTABLE RATE MORTGAGE SECURITIES (ARMS). ARMS, like traditional mortgage securities, are interests in pools of mortgage loans and are issued or guaranteed by a federal agency or by private issuers. The interest rates on the mortgages underlying ARMS are reset periodically. The adjustable interest rate feature of the mortgages underlying these mortgage securities generally will act as a buffer to reduce sharp changes in the ARMS' value in response to normal interest rate fluctuations. As the interest rates are reset, the yields of the securities will gradually align themselves to reflect changes in market rates so that their market value will remain relatively stable compared to fixed-rate securities. As a result, the Fund's net asset value should fluctuate less significantly than if it invested in more traditional long-term, fixed-rate securities. During periods of extreme fluctuation in interest rates, however, the value of the ARMS will fluctuate affecting the Fund's net asset value.

Because the interest rates on the mortgages underlying ARMS are reset periodically, the Fund may participate in increases in interest rates, resulting in both higher current yields and lower price fluctuations. This differs from fixed-rate mortgages, which generally decline in value during periods of rising interest rates. The Fund, however, will not benefit from increases in interest rates to the extent that interest rates exceed the maximum allowable annual or lifetime reset limits (or cap rates) for a particular mortgage security. Since most mortgage securities held by the Fund will generally have annual reset limits or caps of 100 to 200 basis points, short-term fluctuations in interest rates above these levels could cause these mortgage securities to "cap out" and behave more like long-term, fixed-rate debt securities. If prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the Fund generally will be able to reinvest these amounts in securities with a higher current rate of return.

Please keep in mind that during periods of rising interest rates, changes in the interest rates on mortgages underlying ARMS lag behind changes in the market rate. This may result in a lower net asset value until the interest rate resets to market rates. Thus, you could suffer some principal loss if you sell your shares before the interest rates on the underlying mortgages reset to market rates. Also, the Fund's net asset value could vary to the extent that current yields on mortgage-backed securities are different from market yields during interim periods between coupon reset dates. A portion of the ARMS in which the Fund may invest may not reset for up to five years.

During periods of declining interest rates, the interest rates may reset downward, resulting in lower yields to the Fund. As a result, the value of ARMS is unlikely to rise during periods of declining interest rates to the same extent as the value of fixed-rate securities. As with other mortgage-backed securities, declining interest rates may result in accelerated prepayments of mortgages, and the Fund may have to reinvest the proceeds from the prepayments at the lower prevailing interest rates.

For certain types of ARMS, the rate of amortization of principal, as well as interest payments, change in accordance with movements in a pre-specified, published interest rate index. There are several categories of indices, including those based on U.S. Treasury securities, those derived from a calculated measure, such as a cost of funds index, or a moving average of mortgage rates and actual market rates. The amount of interest due to an ARMS holder is calculated by adding a specified additional amount, the "margin," to the index, subject to limitations or "caps" on the maximum and minimum interest that is charged to the mortgagor during the life of the mortgage or to maximum and minimum changes to that interest rate during a given period. The interest rates paid on the ARMs in which the Fund may invest are generally readjusted at intervals of one year or less, although instruments with longer resets such as three, five, seven and ten years are also permissible investments.

The underlying mortgages that collateralize the ARMs in which the Fund may invest will frequently have caps and floors which limit the maximum amount by which the loan rate to the residential borrower may change up or down (1) per reset or adjustment interval and (2) over the life of the loan. Some residential mortgage loans restrict periodic adjustments by limiting changes in the borrower's monthly principal and interest payments rather than limiting interest rate changes. These payment caps may result in negative amortization, which can extend the average life of the securities. Since most ARMs in the Fund's portfolio will generally have annual reset limits or caps of 100 to 200 basis points, fluctuations in interest rates above these levels could cause the mortgage securities to "cap out" and to behave more like long-term, fixed-rate debt securities.

COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS)AND REAL ESTATE MORTGAGE INVESTMENT CONDUITS (REMICS). The Fund may invest in certain debt obligations that are collateralized by mortgage loans or mortgage pass-through securities such as CMOs or REMICs.

CMOs and REMICs may be issued by governmental or government-related entities or by private entities such as banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers, and other secondary market issuers and are secured by pools of mortgages backed by residential or various types of commercial properties. Privately issued CMOs and REMICs include obligations issued by private entities that are collateralized by (a) mortgage securities issued by FHLMC, FNMA or GNMA, (b) pools of mortgages that are guaranteed by an agency or instrumentality of the U.S. government, or (c) pools of mortgages that are not guaranteed by an agency or instrumentality of the U.S. government and that may or may not be guaranteed by the private issuer.

The Fund may only invest in CMOs or REMICS issued and guaranteed by U.S. government agencies or instrumentalities. The Fund will not invest in privately issued CMOs and REMICs except to the extent that it invests in the securities of entities that are instrumentalities of the U.S. government. Unless the context indicates otherwise, the discussion of CMOs below may also apply to REMICs.

A CMO is a mortgage-backed security that separates mortgage pools into short-, medium-, and long-term components. Each component pays a fixed rate of interest at regular intervals. These components enable an investor to predict more accurately the pace at which principal is returned. The Fund may buy CMOs that are:

(1) collateralized by pools of mortgages in which each mortgage is guaranteed as to payment of principal and interest by an agency or instrumentality of the U.S. government;

(2) collateralized by pools of mortgages in which payment of principal and interest are guaranteed by the issuer and the guarantee is collateralized by U.S. government securities; or

(3) securities in which the proceeds of the issuance are invested in mortgage securities, and payment of the principal and interest are supported by the credit of an agency or instrumentality of the U.S. government.

CMOs are issued in multiple classes. Each class, often referred to as a "tranche," is issued at a specified coupon rate or adjustable rate and has a stated maturity or final distribution date. Principal prepayments on collateral underlying CMOs may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates. Interest is paid or accrues on all classes of a CMO on a monthly, quarterly or semiannual basis. The principal and interest on the mortgages underlying CMOs may be allocated among the several classes in many ways. In a common structure, payments of principal on the underlying mortgages, including any principal prepayments, are applied to the classes of a series of a CMO in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on any class until all other classes having an earlier stated maturity or final distribution date have been paid in full.

One or more tranches of a CMO may have coupon rates that reset periodically at a specified increment over an index, such as LIBOR. These adjustable rate tranches, known as "floating-rate CMOs," will be treated as ARMS by the Fund. Floating-rate CMOs may be backed by fixed- or adjustable-rate mortgages. To date, fixed-rate mortgages have been more commonly used for this purpose. Floating-rate CMOs are typically issued with lifetime "caps" on the coupon rate. These caps, similar to the caps on ARMS, represent a ceiling beyond which the coupon rate may not be increased, regardless of increases in the underlying interest rate index.

Timely payment of interest and principal (but not the market value and yield) of some of these pools is supported by various forms of insurance or guarantees issued by private issuers, those who pool the mortgage assets and, in some cases, by U.S. government agencies. Prepayments of the mortgages underlying a CMO, which usually increase when interest rates decrease, will generally reduce the life of the mortgage pool, thus impacting the CMO's yield. Under these circumstances, the reinvestment of prepayments will generally be at a rate lower than the rate applicable to the original CMO.

Some of the CMOs in which the Fund may invest may be less liquid than other types of mortgage securities. A lack of liquidity in the market for CMOs could result in the inability to dispose of such securities at an advantageous price under certain circumstances.

REMICs, which are authorized under the Tax Reform Act of 1986, are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities. As with CMOs, the mortgages that collateralize the REMICs in which the Fund may invest include mortgages backed by GNMAs or other mortgage pass-throughs issued or guaranteed by the U.S. government, its agencies or instrumentalities or issued by private entities, which are not guaranteed by any government agency or instrumentality.

CAPS AND FLOORS. The underlying mortgages that collateralize ARMS and CMOs will frequently have caps and floors that limit the maximum amount by which the loan rate to the borrower may change up or down (a) per reset or adjustment interval and (b) over the life of the loan. Some residential mortgage loans restrict periodic adjustments by limiting changes in the borrower's monthly principal and interest payments rather than limiting interest rate changes. These payment caps may result in negative amortization.

RESETS. The interest rates paid on ARMS and CMOs generally are readjusted at intervals of one year or less to an increment over some predetermined interest rate index, although some securities in which the Fund may invest may have intervals as long as five years. There are three main categories of indices: those based on LIBOR, those based on U.S. Treasury securities and those derived from a calculated measure such as a cost of funds index or a moving average of mortgage rates. Commonly used indices include the one-, three-, and five-year constant-maturity Treasury rates; the three-month Treasury bill rate; the 180-day Treasury bill rate; rates on longer-term Treasury securities; the 11th District Federal Home Loan Bank Cost of Funds; the National Median Cost of Funds; the one-, three-, six-month, or one-year LIBOR; the prime rate of a specific bank; or commercial paper rates. Some indices, such as the one-year constant-maturity Treasury rate, closely mirror changes in market interest rate levels. Others, such as the 11th District Federal Home Loan Bank Cost of Funds, tend to lag behind changes in market interest rate levels and tend to be somewhat less volatile.

REPURCHASE AGREEMENTS The Fund generally will have a portion of its assets in cash or cash equivalents for a variety of reasons, including to satisfy redemption requests from shareholders, waiting for a suitable investment opportunity or taking a defensive position. To earn income on this portion of its assets, the Fund may enter into repurchase agreements. Under a repurchase agreement, the Fund agrees to buy securities guaranteed as to payment of principal and interest by the U.S. government or its agencies from a qualified bank or broker-dealer and then to sell the securities back to the bank or broker-dealer after a short period of time (generally, less than seven days) at a higher price. The bank or broker-dealer must transfer to the Fund's custodian securities with an initial market value of at least 102% of the dollar amount invested by the Fund in each repurchase agreement. The manager will monitor the value of such securities daily to determine that the value equals or exceeds the repurchase price.

Repurchase agreements may involve risks in the event of default or insolvency of the bank or broker-dealer, including possible delays or restrictions upon the Fund's ability to sell the underlying securities. The Fund will enter into repurchase agreements only with parties who meet certain creditworthiness standards, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase transaction.

TEMPORARY INVESTMENTS When the manager believes market or economic conditions are unfavorable for investors, the manager may invest up to 100% of the Fund's assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash, cash equivalents or other high quality short-term investments. Unfavorable market or economic conditions may include excessive volatility or a prolonged general decline in the securities markets or the securities in which the Fund normally invests, or the economy.

The Fund may invest in U.S. government securities (including Treasury bills), commercial paper, short-term bank obligations such as CDs of banks having total assets in excess of $5 billion, bankers' acceptances, and repurchase agreements. The manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity.

U.S. GOVERNMENT SECURITIES The Fund may invest without limit in obligations of the U.S. government or of corporations chartered by Congress as federal government instrumentalities. The Fund may buy securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, such as those issued by the Government National Mortgage Association (GNMA). GNMA guarantees are backed by the full faith and credit of the U.S. Treasury. No assurances, however, can be given that the U.S. government will provide financial support to the obligations of other U.S. government agencies or instrumentalities in which the Fund may invest. Securities issued by these agencies and instrumentalities are supported by the issuer's right to borrow an amount limited to a specific line of credit from the U.S. Treasury, the discretionary authority of the U.S. government to buy certain obligations of an agency or instrumentality, or the credit of the agency or instrumentality.

Several of the Franklin Templeton funds, including the Fund, are major buyers of government securities. The manager will seek to negotiate attractive prices for government securities and pass on any savings from these negotiations to shareholders in the form of higher current yields.

WHEN-ISSUED AND DELAYED-DELIVERY TRANSACTIONS The Fund may buy U.S. government obligations and other securities on a "when-issued" or "delayed-delivery" basis. These transactions are arrangements under which the Fund buys securities with payment and delivery scheduled for a future time, generally within 30 to 60 days. Purchases of securities on a when-issued or delayed-delivery basis are subject to market fluctuation and the risk that the value or yield at delivery may be more or less than the purchase price or the yield available when the transaction was entered into. Although the Fund will generally buy securities on a when-issued basis with the intention of acquiring the securities, it may sell the securities before the settlement date if the Fund deems it to be advisable. When the Fund is the buyer, it will maintain, in a segregated account with its custodian bank, cash or high-grade marketable securities having an aggregate value equal to the amount of its purchase commitments until payment is made. To the extent the Fund engages in when-issued and delayed-delivery transactions, it does so only for the purpose of acquiring portfolio securities consistent with its investment goal and policies and not for the purpose of investment leverage. In when-issued and delayed-delivery transactions, the Fund relies on the seller to complete the transaction. The seller's failure to do so may cause the Fund to miss a price or yield considered advantageous. Securities purchased on a when-issued or delayed-delivery basis generally do not earn interest until their scheduled delivery date. The Fund is not subject to any percentage limit on the amount of its assets that may be invested in when-issued purchase obligations. Entering into a when issued or delayed delivery transaction is a form of leverage that may affect changes in net asset value to a greater extent.

13. MANAGEMENT OF THE REGISTRANT

     (A) BOARD OF TRUSTEES

The Trust has a board of trustees. Each trustee will serve until that person's successor is elected and qualified. The board is responsible for the overall management of the Trust, including general supervision and review of the Fund's investment activities. The board, in turn, elects the officers of the Trust who are responsible for administering the Trust's day-to-day operations.

     (B) MANAGEMENT INFORMATION

The name, age and address of the officers and board members, as well as their affiliations, positions held with the Trust, principal occupations during the past five years and number of portfolios overseen in the Franklin Templeton fund complex are shown below.


INDEPENDENT BOARD MEMBERS
----------------------------------------------------------------------------------------------
                                                       NUMBER
                                                          OF
                                                      PORTFOLIOS
                                                        IN FUND
                                                       COMPLEX
                                       LENGTH          OVERSEEN               OTHER
 NAME, AGE                             OF TIME          BY BOARD           DIRECTORSHIPS
 AND ADDRESS       POSITION            SERVED           MEMBER*               HELD
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
FRANK H.           Trustee             Since              106              None
ABBOTT, III                            1991
(81)
One Franklin
Parkway, San
Mateo, CA
94403-1906
----------------------------------------------------------------------------------------------
PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
President and Director, Abbott Corporation (an investment company); and FORMERLY, Director,
MotherLode Gold Mines Consolidated (gold mining) (until 1996) and Vacu-Dry Co.
(food processing) (until 1996).
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
HARRIS J.          Trustee             Since              133              Director, Bar-S
ASHTON (70)                            1991                                Foods (meat
One Franklin                                                               packing company).
Parkway, San
Mateo, CA
94403-1906
----------------------------------------------------------------------------------------------
PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Director of various companies; and FORMERLY, Director, RBC Holdings, Inc. (bank holding company) (until 2002); and President, Chief Executive Officer and Chairman of the Board,
General Host Corporation (nursery and craft centers) (until 1998).
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
S. JOSEPH          Trustee             Since              134              None
FORTUNATO                              1989
(70)
One Franklin
Parkway, San
Mateo, CA
94403-1906

----------------------------------------------------------------------------------------------
PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Member of the law firm of Pitney, Hardin, Kipp & Szuch.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
FRANK W.T.         Trustee             Since              106              Director, The
LAHAYE (73)                            1991                                California
One Franklin                                                               Center for Land
Parkway, San                                                               Recycling
Mateo, CA                                                                  (redevelopment).
94403-1906
----------------------------------------------------------------------------------------------
PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
General Partner, Las Olas L.P. (Asset Management); and formerly, Chairman, Peregrine Venture
Management Company (venture capital).
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
GORDON S.          Trustee             Since              133              Director, White
MACKLIN (74)                           1993                                Mountains
One Franklin                                                               Insurance Group,
Parkway, San                                                               Ltd. (holding
Mateo, CA                                                                  company); Martek
94403-1906                                                                 Biosciences
                                                                           Corporation,
                                                                           WorldCom, Inc.
                                                                           (communications
                                                                           services),
                                                                           MedImmune, Inc.
                                                                           (biotechnology),
                                                                           Overstock.com
                                                                           (Internet
                                                                           services), and
                                                                           Spacehab, Inc.
                                                                           (aerospace
                                                                           services.
----------------------------------------------------------------------------------------------
PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Deputy Chairman, White Mountains Insurance Group, Ltd. (holding company); and FORMERLY,
Chairman, White River Corporation (financial services) (until 1998) and Hambrecht & Quist
Group (investment banking) (until 1992); and President, National Association of Securities
Dealers, Inc. (until 1987).
----------------------------------------------------------------------------------------------

INTERESTED BOARD MEMBERS AND OFFICERS
----------------------------------------------------------------------------------------------
                                                        NUMBER
                                                          OF
                                                      PORTFOLIOS
                                                        IN FUND
                                                       COMPLEX
                                       LENGTH          OVERSEEN               OTHER
 NAME, AGE                             OF TIME          BY BOARD           DIRECTORSHIPS
 AND ADDRESS       POSITION            SERVED           MEMBER*               HELD
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
**CHARLES B.       Trustee and         Trustee            133              None
JOHNSON (70)       and                 since
One Franklin       Chairman of         1991 and
Parkway, San       the Board           Chairman
Mateo, CA                              of the
94403-1906                             Board
                                       since
                                       1993
----------------------------------------------------------------------------------------------
PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Chairman of the Board, Chief Executive Officer, Member - Office of the Chairman and Director,
Franklin Resources, Inc.; Vice President, Franklin Templeton Distributors, Inc.; Director,
Fiduciary Trust Company International; officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc.; and officer of 45 of the investment companies in Franklin Templeton Investments.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
**RUPERT H.        Trustee and         Since              116              None
JOHNSON, JR.       Vice                1991
(62)               President
One Franklin
Parkway, San
Mateo, CA
94403-1906
----------------------------------------------------------------------------------------------
PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources, Inc.;
Vice President and Director, Franklin Templeton Distributors, Inc.; Director, Franklin
Advisers, Inc. and Franklin Investment Advisory Services, Inc.; Senior Vice President,
Franklin Advisory Services, LLC; officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc.; and officer of 48 of the investment companies in Franklin Templeton Investments.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
**WILLIAM J.       Trustee             Since               16              None
LIPPMAN (77)                           1991
One Parker
Plaza, 9th
Floor Lee,
NJ 07024
----------------------------------------------------------------------------------------------
PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior Vice President, Franklin Resources, Inc. and Franklin Private Client Group, Inc.;
President, Franklin Advisory Services, LLC.; and officer of some of the other subsidiaries of Franklin Resources, Inc. and of two of the investment companies in Franklin Templeton
Investments.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
HARMON E.          Vice                Since              Not              None
BURNS (56)         President           1991               Applicable
One Franklin
Parkway, San
Mateo, CA
94403-1906
----------------------------------------------------------------------------------------------
PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Vice
President and Director, Franklin Templeton Distributors, Inc.; Executive Vice President,
Franklin Advisers, Inc.; Director, Franklin Investment Advisory Services, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin
Resources, Inc. and of 48 of the investment companies in Franklin Templeton Investments.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
MARTIN L.          Vice                Since              Not              None
FLANAGAN (42)      President           1995               Applicable
One Franklin
Parkway, San
Mateo, CA
94403-1906
----------------------------------------------------------------------------------------------
PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
President, Member - Office of the President, Chief Financial Officer and Chief Operating
Officer, Franklin Resources, Inc.; Senior Vice President and Chief Financial Officer, Franklin
Mutual Advisers, LLC; Executive Vice President, Chief Financial Officer and Director,
Templeton Worldwide, Inc.; Executive Vice President and Chief Operating Officer, Templeton
Investment Counsel, LLC; Executive Vice President and Director, Franklin Advisers, Inc.;
Executive Vice President, Franklin Investment Advisory Services, Inc. and Franklin Templeton
Investor Services, LLC; Chief Financial Officer, Franklin Advisory Services, LLC; Chairman,
Franklin Templeton Services, LLC; and officer and/or director of some of the other subsidiaries of Franklin Resources, Inc. and of 49 of the investment companies in Franklin Templeton
Investments.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
JIMMY D.           Senior Vice         Since              Not              None
GAMBILL (55)       President           October            Applicable
500 East           and Chief           2002
Broward            Executive
Blvd.              Officer-
Suite 2100         Finance and
Fort               Administration
Lauderdale,
FL 33394-3091
----------------------------------------------------------------------------------------------
PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
President, Franklin Templeton Services, LLC, and officer of some of the investment companies in Franklin Templeton Investments.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
DAVID P.           Vice                Since              Not              None
GOSS (55)          President           2000               Applicable
One Franklin
Parkway, San
Mateo, CA
94403-1906
----------------------------------------------------------------------------------------------
PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Associate General Counsel, Franklin Resources, Inc.; President, Chief Executive Officer and
Director, Property Resources, Inc. and Franklin Properties, Inc.; officer and/or director of some of the other subsidiaries of Franklin Resources, Inc.; officer of 50 of the investment companies in Franklin Templeton Investments; and FORMERLY, President, Chief Executive Officer
and Director, Property Resources Equity Trust (until 1999) and Franklin Select Realty Trust
(until 2000).
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
BARBARA J.         Vice                Since              Not              None
GREEN (55)         President           2000               Applicable
One Franklin
Parkway, San
Mateo, CA
94403-1906
----------------------------------------------------------------------------------------------
PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice President and Deputy General Counsel, Franklin Resources, Inc.; and Senior Vice
President, Templeton Worldwide, Inc. and officer of one of the other subsidiaries of Franklin
Resources, Inc., and of 50 of the investment companies in Franklin Templeton Investments; and
FORMERLY, Deputy Director, Division of Investment Management, Executive Assistant and Senior
Advisor to the Chairman, Counselor to the Chairman, Special Counsel and Attorney Fellow,
Securities and Exchange Commission (1986-1995); Attorney, Rogers & Wells (until 1986); and
Judicial Clerk, U.S. District Court (District of Massachusetts)(until 1979).
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
MICHAEL O.         Vice                Since              Not              Director, FTI
MAGDOL (65)        President -         May 2002           Applicable       Banque, Arch
600 5th            AML                                                     Chemicals, Inc.
Avenue             Compliance                                              and Lingnan
Rockefeller                                                                Foundation
Center
New York, NY
10048-0772
----------------------------------------------------------------------------------------------
PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice Chairman, Chief Banking Officer and Director, Fiduciary Trust Company International;
officer and/or director, as the case may be of some of the other subsidiaries of Franklin
Resources, Inc.; and officer of 47 of the investment companies in Franklin Templeton
Investments.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
KIMBERLEY          Treasurer           Treasurer          Not              None
MONASTERIO         and Chief           since              Applicable
(38)               Financial           2000 and
One Franklin       Officer             Chief
Parkway, San                           Financial
Mateo, CA                              Officer
94403-1906                             since
                                       2002
----------------------------------------------------------------------------------------------
PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior Vice President, Franklin Templeton Services, LLC.; and officer of 34 of the investment companies in Franklin Templeton Investments.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
MURRAY L.          Vice                Since              Not              None
SIMPSON (64)       President           2000               Applicable
One Franklin       and
Parkway, San       Secretary
Mateo, CA
94403-1906
----------------------------------------------------------------------------------------------
PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Executive Vice President and General Counsel, Franklin Resources, Inc.; officer and/or director of some of the subsidiaries of Franklin Resources, Inc.; officer of 50 of the investment companies in Franklin Templeton Investments; and FORMERLY, Chief Executive Officer
and Managing Director, Templeton Franklin Investment Services (Asia) Limited (until 2000)
and Director, Templeton Asset Management Ltd. (until 1999).
----------------------------------------------------------------------------------------------

*We base the number of portfolios on each separate series of the registered investment companies comprising the Franklin Templeton Investments fund complex. These portfolios have a common investment adviser or affiliated investment advisers.

**Charles B. Johnson and Rupert H. Johnson, Jr. are considered interested persons of the Trust under the federal securities laws due to their positions as officers and directors and major shareholders of Franklin Resources, Inc., which is the parent company of the Trust's adviser and distributor. William
J. Lippman is considered an interested person of the Trust under the federal securities laws due to his position as officer of Franklin Resources, Inc.

Note: Charles B. Johnson and Rupert H. Johnson, Jr. are brothers.


The Trust pays noninterested board members $160 per month plus $155 per meeting attended. Board members who serve on the audit committee of the Trust and other funds in Franklin Templeton Investments receive a flat fee of $2,000 per committee meeting attended, a portion of which is allocated to the Trust. Members of a committee are not compensated for any committee meeting held on the day of a board meeting. Noninterested board members also may serve as directors or trustees of other funds in Franklin Templeton Investments and may receive fees from these funds for their services. The fees payable to noninterested board members by the Trust are subject to reductions resulting from fee caps limiting the amount of fees payable to board members who serve on other boards within Franklin Templeton Investments. The following table provides the total fees paid to noninterested board members by the Trust and by Franklin Templeton Investments.

Noninterested board members are reimbursed for expenses incurred in connection with attending board meetings, paid pro rata by each fund in Franklin Templeton Investments for which they serve as director or trustee. No officer or board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Fund or other funds in Franklin Templeton Investments. Certain officers or board members who are shareholders of Franklin Resources, Inc. (Resources). may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.


                                                NUMBER OF BOARDS
                         TOTAL FEES               IN FRANKLIN
                          RECEIVED                 TEMPLETON
                        FROM FRANKLIN             INVESTMENTS
                          TEMPLETON                 ON WHICH
                         INVESTMENTS/1               EACH
NAME                        ($)                     SERVES/2
----------------------------------------------------------------------------
Frank H. Abbott, III        2,661                   163,675
Harris J. Ashton            2,749                   353,221
S. Joseph Fortunato         2,563                   352,380
Frank W.T. LaHaye           2,506                   154,197
Gordon S. Macklin           2,749                    353,221

----------
1.  For the fiscal year ended October 31, 2001.
2.  For the calendar year ended December 31, 2001.
----------

Board members historically have followed a policy of having substantial investments in one or more of the funds in Franklin Templeton Investments, as is consistent with their individual financial goals. In February 1998, this policy was formalized through adoption of a requirement that each board member invest one-third of fees received for serving as a director or trustee of a Templeton fund in shares of one or more Templeton funds and one-third of fees received for serving as a director or trustee of a Franklin fund in shares of one or more Franklin funds until the value of such investments equals or exceeds five times the annual fees paid such board member. Investments in the name of family members or entities controlled by a board member constitute fund holdings of such board member for purposes of this policy, and a three year phase-in period applies to such investment requirements for newly elected board members. In implementing such policy, a board member's fund holdings existing on February 27, 1998, are valued as of such date with subsequent investments valued at cost.

The following tables provides the dollar range of equity securities beneficially owned by the board members of the Trust on December 31, 2001.

INDEPENDENT BOARD MEMBERS
-------------------------------------------------------------------------------
                                                         AGGREGATE DOLLAR
                                                         RANGE OF EQUITY
                                                        SECURITIES IN ALL
                                                        FUNDS OVERSEEN BY
                                                        THE BOARD MEMBER
                                                         IN THE FRANKLIN
                          DOLLAR RANGE OF EQUITY          TEMPLETON FUND
NAME OF BOARD MEMBER      SECURITIES IN THE FUND            COMPLEX
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Frank H. Abbott, III              None                    Over $100,000
-------------------------------------------------------------------------------
Harris J. Ashton                  None                    Over $100,000
-------------------------------------------------------------------------------
S. Joseph Fortunato               None                    Over $100,000
-------------------------------------------------------------------------------
Frank W.T. LaHaye                 None                    Over $100,000
-------------------------------------------------------------------------------
Gordon S. Macklin                 None                    Over $100,000
-------------------------------------------------------------------------------


INTERESTED BOARD MEMBERS
-------------------------------------------------------------------------------
                                                        AGGREGATE DOLLAR
                                                         RANGE OF EQUITY
                                                        SECURITIES IN ALL
                                                        FUNDS OVERSEEN BY
                                                        THE BOARD MEMBER
                                                         IN THE FRANKLIN
                          DOLLAR RANGE OF EQUITY          TEMPLETON FUND
NAME OF BOARD MEMBER      SECURITIES IN THE FUND            COMPLEX
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Charles B. Johnson                None                    Over $100,000
-------------------------------------------------------------------------------
Rupert H. Johnson, Jr.            None                    Over $100,000
-------------------------------------------------------------------------------
William J. Lipman                 None                    Over $100,000
-------------------------------------------------------------------------------

BOARD COMMITTEES

The board maintains two standing committees: the Audit Committee and the Nominating Committee. The Audit Committee is generally responsible for recommending the selection of the Trust's independent auditors, including evaluating their independence and meeting with such accountants to consider and review matters relating to the Trust's financial reports and internal accounting. The Audit Committee is comprised of the following Independent Trustees of the Trust: Frank H. Abbott III and Frank W.T. LaHaye. The Nominating Committee is comprised of the following Independent Trustees of the Trust: Frank H. Abbott, III, Harris J. Ashton, S. Joseph Fortunato, Frank W.T. LaHaye and Gordon S. Macklin.

The Trust's Nominating Committee sets trustees' fees and is responsible for the nomination of trustees to the board. When vacancies arise or elections are held, the Committee considers qualified nominees, including those recommended by shareholders who provide a written request to the board, care of the Trust's address at:

P.O. Box 997151
Sacramento, CA  95899-9983

During the fiscal year ending October 31, 2001, the Audit Committee met twice and the Nominating Committee met once.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

(a) As of October 28, 2002, the Franklin Adjustable U.S. Government Securities Fund, a series of the Franklin Investors Securities Trust (FIST), owned of record and beneficially 100% of the outstanding voting securities of the Fund. This series of FIST could be deemed to control the Fund or Trust, as that term is defined under the Investment Company Act of 1940 Act. FIST was organized as a Massachusetts business trust and is located at the address of the registrant set forth on the cover of this amendment to the registration statement.

(b) Except for the companies referred to above, no other person was known to hold beneficially or of record more than 5% of the Fund's outstanding shares.

(c) As of October 28, 2002, the officers and board members did not own of record or beneficially any shares of the Fund. The board members may own shares in other funds in Franklin Templeton Investments.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES

MANAGER AND SERVICES PROVIDED The Fund's manager is Franklin Advisers, Inc. The manager is a wholly owned subsidiary of Resources, a publicly owned company engaged in the financial services industry through its subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of Resources.

The manager provides investment research and portfolio management services, and selects the securities for the Fund to buy, hold or sell. The manager also selects the brokers who execute the Fund's portfolio transactions. The manager provides periodic reports to the board, which reviews and supervises the manager's investment activities. To protect the Fund, the manager and its officers, directors and employees are covered by fidelity insurance.

The manager and its affiliates manage numerous other investment companies and accounts. The manager may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by the manager on behalf of the Fund. Similarly, with respect to the Fund, the manager is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that the manager and access persons, as defined by applicable federal securities laws, may buy or sell for its or their own account or for the accounts of any other fund. The manager is not obligated to refrain from investing in securities held by the Fund or other funds it manages.

The Fund, its manager and principal underwriter have each adopted a code of ethics, as required by federal securities laws. Under the code of ethics, employees who are designated as access persons may engage in personal securities transactions, including transactions involving securities that are being considered for the Fund or that are currently held by the Fund, subject to certain general restrictions and procedures. The personal securities transactions of access persons of the Fund, its manager and principal underwriter will be governed by the code of ethics. The code of ethics is on file with, and available from the SEC.

The manager also provides certain administrative services and facilities for the Fund. These include preparing and maintaining books, records, and tax and financial reports, and monitoring compliance with regulatory requirements.

During the past fiscal year, the board considered and approved the renewal of the the Fund's management agreement with its manager. In connection with this annual review, the board, with the advice and assistance of independent counsel, received and considered information and reports relating to the nature, quality and scope of the services provided to the Fund by its manager and its affiliates. The board considered the level of and the reasonableness of the fees charged for these services, together with comparative fee and expense information showing, among other things, the fees paid for advisory, administrative, transfer agency, and shareholder services and the total expense ratio of the Fund relative to its peer group of mutual funds.


In addition, the board considered, among other factors:

      o the effect of the investment advisory fee and fund administration fee structure on the expense ratio of the Fund;

      o the effect of the investment advisory fee and fund administration fee structure on the nature or level of services to be provided to the Fund;

      o  the investment performance of the Fund;

      o information on the investment performance, advisory fees, administration fees and expense ratios of other registered investment companies within Franklin Templeton Investments;

      o information on the investment performance, advisory fees, administration fees and expense ratios of other investment companies not advised by the manager but believed to be generally comparable in their investment objectives and size to the Fund; and

      o the continuing need of the manager to retain and attract qualified investment and service professionals to serve the Fund in an increasingly competitive industry.

The board also considered various improvements and upgrades in shareholder services made during the year, financial information about the manager's costs, an analysis of historical profitability of the Fund, and the importance of supporting quality, long-term service by the manager to help achieve solid investment performance.

Based on all the factors described above and such other considerations and information as it deemed relevant to its decision, the board determined that renewal of the management agreement was in the best interests of the Fund and its shareholders and on that basis approved its renewal.

MANAGEMENT FEES The Fund pays the manager a fee equal to an annual rate of:

o 40/100 of 1% of the value of its net assets up to and including $5 billion;
o 35/100 of 1% of the value of its net assets in excess of $5 billion up to and including $10 billion;
o 33/100 of 1% of the value of its net assets in excess of $10 billion up to and including $15 billion;
o  and 30/100 of 1% of net assets in excess of $15 billion.

The fee is computed at the close of business on the last business day of each month according to the terms of the management agreement.

For the last three fiscal years ended October 31, the Fund paid the following management fees:

                       MANAGEMENT FEES PAID
                              ($)
--------------------------------------------
2001                      909,779
2000                    1,014,088
1999                    1,150,240

SHAREHOLDER SERVICING AND TRANSFER AGENT Franklin/Templeton Investor Services, LLC (Investor Services) is the Fund's shareholder servicing agent and acts as the Fund's transfer agent and dividend-paying agent. Investor Services is located at One Franklin Parkway, San Mateo, CA 94403-1906. Please send all correspondence to Investor Services to P.O. Box 997151, Sacramento, CA 95899-9983.

For its services, Investor Services receives a fixed fee per account. The Fund also will reimburse Investor Services for certain out-of-pocket expenses, which may include payments by Investor Services to entities, including affiliated entities, that provide sub-shareholder services, recordkeeping and/or transfer agency services to beneficial owners of the Fund. The amount of reimbursements for these services per benefit plan participant Fund account per year will not exceed the per account fee payable by the Fund to Investor Services in connection with maintaining shareholder accounts.

CUSTODIAN Bank of New York, Mutual Funds Division, 90 Washington Street, New York, NY 10286, acts as custodian of the Fund's securities and other assets.

AUDITOR PricewaterhouseCoopers LLP, 333 Market Street, San Francisco, CA 94105, is the Fund's independent auditor. The auditor gives an opinion on the financial statements included in the Trust's Annual Report to Shareholders.

16. BROKERAGE ALLOCATION AND OTHER POLICIES

Since most purchases by the Fund are principal transactions at net prices, the Fund incurs little or no brokerage costs. The Fund deals directly with the selling or buying principal or market maker without incurring charges for the services of a broker on its behalf, unless it is determined that a better price or execution may be obtained by using the services of a broker. Purchases of portfolio securities from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers will include a spread between the bid and ask prices. The Fund seeks to obtain prompt execution of orders at the most favorable net price. Transactions may be directed to dealers in return for research and statistical information, as well as for special services provided by the dealers in the execution of orders.

It is not possible to place a dollar value on the special executions or on the research services the manager receives from dealers effecting transactions in portfolio securities. The allocation of transactions to obtain additional research services allows the manager to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs of other securities firms. As long as it is lawful and appropriate to do so, the manager and its affiliates may use this research and data in their investment advisory capacities with other clients. If the Fund's officers are satisfied that the best execution is obtained, the sale of Fund shares, as well as shares of other funds in Franklin Templeton Investments also may be considered a factor in the selection of broker-dealers to execute the Fund's portfolio transactions.

Because Franklin Templeton Distributors, Inc. (Distributors) is a member of the National Association of Securities Dealers, Inc., it may sometimes receive certain fees when the Fund tenders portfolio securities pursuant to a tender-offer solicitation. To recapture brokerage for the benefit of the Fund, any portfolio securities tendered by the Fund will be tendered through Distributors if it is legally permissible to do so. In turn, the next management fee payable to the manager will be reduced by the amount of any fees received by Distributors in cash, less any costs and expenses incurred in connection with the tender.

If purchases or sales of securities of the Fund and one or more other investment companies or clients supervised by the manager are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by the manager, taking into account the respective sizes of the funds and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Fund is concerned. In other cases it is possible that the ability to participate in volume transactions may improve execution and reduce transaction costs to the Fund.

During the fiscal years ended October 31, 2001, 2000 and 1999, the Fund did not pay any brokerage commissions.

As of October 31, 2001, the Fund did not own securities of its regular broker-dealers.

17. CAPITAL STOCK AND OTHER SECURITIES

The Trust has noncumulative voting rights. For board member elections, this gives holders of more than 50% of the shares voting the ability to elect all of the members of the board. If this happens, holders of the remaining shares voting will not be able to elect anyone to the board.

The Trust does not intend to hold annual shareholder meetings. The Trust or a series of the Trust may hold special meetings, however, for matters requiring shareholder approval. A meeting may be called by the board to consider the removal of a board member if requested in writing by shareholders holding at least 10% of the outstanding shares. In certain circumstances, we are required to help you communicate with other shareholders about the removal of a board member. A special meeting also may be called by the board in its discretion.

18. PURCHASE, REDEMPTION, AND PRICING OF SHARES

PRICING SHARES The value of a mutual fund is determined by deducting the fund's liabilities from the total assets of the portfolio. The net asset value (NAV) per share is determined by dividing the net asset value of the fund by the number of shares outstanding.

The Fund calculates the NAV per share each business day at the close of trading on the New York Stock Exchange (normally 1:00 p.m. Pacific time). The Fund does not calculate the NAV on days the New York Stock Exchange (NYSE) is closed for trading, which include New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

When determining its NAV, the Fund values cash and receivables at their realizable amounts, and records interest as accrued and dividends on the ex-dividend date. If market quotations are readily available for portfolio securities listed on a securities exchange or on the Nasdaq National Market System, the Fund values those securities at the last quoted sale price of the day or, if there is no reported sale, within the range of the most recent quoted bid and ask prices. The Fund values over-the-counter portfolio securities within the range of the most recent quoted bid and ask prices. If portfolio securities trade both in the over-the-counter market and on a stock exchange, the Fund values them according to the broadest and most representative market as determined by the manager.

Generally, trading in corporate bonds, U.S. government securities and money market instruments is substantially completed each day at various times before the close of the NYSE. The value of these securities used in computing the NAV is determined as of such times. Occasionally, events affecting the values of these securities may occur between the times at which they are determined and the close of the NYSE that will not be reflected in the computation of the NAV. If events materially affecting the values of these securities occur during this period, the securities will be valued at their fair value as determined in good faith by the board.

Other securities for which market quotations are readily available are valued at the current market price, which may be obtained from a pricing service, based on a variety of factors including recent trades, institutional size trading in similar types of securities (considering yield, risk and maturity) and/or developments related to specific issues. Securities and other assets for which market prices are not readily available are valued at fair value as determined following procedures approved by the board. With the approval of the board, the Fund may use a pricing service, bank or securities dealer to perform any of the above described functions.

REDEMPTIONS IN KIND The Trust has committed itself to pay in cash (by check) all requests for redemption by any shareholder of record, limited in amount, however, during any 90-day period to the lesser of $250,000 or 1% of the value of the Fund's net assets at the beginning of the 90-day period. This commitment is irrevocable without the prior approval of the SEC. In the case of redemption requests in excess of these amounts, the board reserves the right to make payments in whole or in part in securities or other assets of the Fund, in case of an emergency, or if the payment of such a redemption in cash would be detrimental to the existing shareholders of the Fund. In these circumstances, the securities distributed would be valued at the price used to compute the Fund's net assets and you may incur brokerage fees in converting the securities to cash. The Fund does not intend to redeem illiquid securities in kind. If this happens, however, an investor may not be able to recover an investment in a timely manner.

ITEM 19. TAXATION OF THE FUND

DISTRIBUTIONS OF NET INVESTMENT INCOME The Fund receives income generally in the form of dividends and interest on its investments. This income, less expenses incurred in the operation of the Fund, constitutes the Fund's net investment income from which dividends may be paid to you. If you are a taxable investor, any income dividends the Fund pays are taxable to you as ordinary income.

DISTRIBUTIONS OF CAPITAL GAINS The Fund may realize capital gains and losses on the sale or other disposition of its portfolio securities. Distributions from net short-term capital gains are taxable to you as ordinary income. Distributions from net long-term capital gains are taxable to you as long-term capital gains, regardless of how long you have owned your shares in the Fund. Any net capital gains realized by the Fund generally are distributed once each year, and may be distributed more frequently, if necessary, to reduce or eliminate excise or income taxes on the Fund.

TAXATION OF FIVE YEAR GAINS.

o SHAREHOLDERS IN THE 10 AND 15% FEDERAL BRACKETS. If you are in the 10 or 15% individual income tax bracket, capital gain distributions are generally subject to a maximum rate of tax of 10%. However, if you receive distributions from the Fund's sale of securities held for more than five years, these gains are subject to a maximum rate of tax of 8%. The Fund will inform you in January of the portion of any capital gain distributions you received for the previous year that were five year gains qualifying for this reduced tax rate.

SHAREHOLDERS IN HIGHER FEDERAL BRACKETS. If you are in a higher individual income tax bracket (the 27% or higher bracket in 2002 and 2003), capital gain distributions are generally subject to a maximum rate of tax of 20%. BEGINNING IN THE YEAR 2006, any distributions from the Fund's sale of securities purchased after January 1, 2001 and held for more than five years will be subject to a maximum rate of tax of 18%.

INFORMATION ON THE AMOUNT AND TAX CHARACTER OF DISTRIBUTIONS The Fund will inform you of the amount of your income dividends and capital gain distributions at the time they are paid, and will advise you of their tax status for federal income tax purposes shortly after the close of each calendar year. If you have not owned your Fund shares for a full year, the Fund may designate and distribute to you, as ordinary income or capital gains, a percentage of income that may not be equal to the actual amount of each type of income earned during the period of your investment in the Fund. Distributions declared in December but paid in January are taxable to you as if paid in December.

ELECTION TO BE TAXED AS A REGULATED INVESTMENT COMPANY The Fund has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code (Code). It has qualified as a regulated investment company for its most recent fiscal year, and intends to continue to qualify during the current fiscal year. As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to you. The board reserves the right not to maintain the qualification of the Fund as a regulated investment company if it determines this course of action to be beneficial to shareholders. In that case, the Fund would be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions to you would be taxed as ordinary income dividends to the extent of the Fund's earnings and profits.

EXCISE TAX DISTRIBUTION REQUIREMENTS To avoid federal excise taxes, the Code requires the Fund to distribute to you by December 31 of each year, at a minimum, the following amounts:

o  98% of its taxable ordinary income earned during the calendar year;
o 98% of its capital gain net income earned during the twelve month period ending October 31; and
o 100% of any undistributed amounts of these categories of income or gain from the prior year.

The Fund intends to declare and pay these distributions in December (or to pay them in January, in which case you must treat them as received in December), but can give no assurances that its distributions will be sufficient to eliminate all taxes.

SALES OF FUND SHARES Sales and exchanges of Fund shares are taxable transactions for federal and state income tax purposes. If you sell your Fund shares, or exchange them for shares of a different Franklin Templeton fund, the IRS requires you to report any gain or loss on your sale or exchange. If you own your shares as a capital asset, any gain or loss that you realize is a capital gain or loss, and is long-term or short-term, generally depending on how long you have owned your shares.

TAXATION OF FIVE YEAR GAINS.

o SHAREHOLDERS IN THE 10 AND 15% FEDERAL BRACKETS. If you are in the 10 or 15% individual income tax bracket, gains from the sale of your Fund shares are generally subject to a maximum rate of tax of 10%. However, if you have owned your shares for more than five years, these gains are subject to a maximum rate of tax of 8%.

o SHAREHOLDERS IN HIGHER FEDERAL BRACKETS. If you are in a higher individual income tax bracket (the 27% or higher bracket in 2002 and 2003), gains from the sale of your Fund shares are generally subject to a maximum rate of tax of 20%. BEGINNING IN THE YEAR 2006, any gains from the sale of Fund shares purchased after January 1, 2001, that you have owned for more than five years will be subject to a maximum rate of tax of 18%. However, if you made an election to mark your Fund shares to market as of January 2, 2001, any Fund shares that you acquired before this date will also be eligible for the 18% maximum rate of tax, BEGINNING IN 2006.

SALES AT A LOSS WITHIN SIX MONTHS OF PURCHASE. Any loss incurred on the sale or exchange of Fund shares owned for six months or less is treated as a long-term capital loss to the extent of any long-term capital gains distributed to you by the Fund on those shares.

WASH SALES. All or a portion of any loss that you realize on the sale of your Fund shares is disallowed to the extent that you buy other shares in the Fund within 30 days before or after your sale. Any loss disallowed under these rules is added to your tax basis in the new shares.

DIVIDENDS-RECEIVED DEDUCTION FOR CORPORATIONS For corporate shareholders, a portion of the dividends paid by a fund may qualify for the dividends-received deduction. This deduction is generally available to corporations for dividends paid by a fund out of income earned on its investments in domestic corporations. Because the income of the Fund is derived primarily from investments earning interest rather than dividend income, generally none or only a small percentage of its income dividends will be eligible for the corporate dividends-received deduction.

INVESTMENT IN COMPLEX SECURITIES The Fund may invest in securities issued or purchased at a discount that may require it to accrue and distribute income not yet received. The Fund may also invest in mortgage-backed securities that are subject to prepayment risks that may affect the timing and amount of income earned by the Fund. In order to generate sufficient cash to make its distributions, the Fund may be required to sell securities in its portfolio that it otherwise might have continued to hold. These rules could affect the amount, timing and tax character of income distributed to you by the Fund.

ITEM 20. UNDERWRITERS

     Not Applicable

ITEM 21. CALCULATION OF PERFORMANCE DATA

     Not Applicable

ITEM 22. FINANCIAL STATEMENTS


The audited financial statements and auditor's report in the Trust's Annual Report to Shareholders, for the fiscal year ended October 31, 2001, follow. The unaudited financial statements in the Trust's Semiannual Report to shareholders for the six month period ended April 30, 2002, also follow.

ADJUSTABLE RATE SECURITIES PORTFOLIOS
Financial Highlights

U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

                                                                                    YEAR ENDED OCTOBER 31,
                                                         --------------------------------------------------------------------------
                                                             2001            2000            1999            1998          1997
                                                         --------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)
Net asset value, beginning of year ....................  $       9.30    $       9.31    $       9.37    $      9.48   $       9.37
                                                         --------------------------------------------------------------------------
Income from investment operations:
 Net investment income(a) .............................          .552            .555            .496           .553           .593
 Net realized and unrealized gains (losses) ...........          .213           (.010)          (.060)         (.110)          .110
                                                         --------------------------------------------------------------------------
Total from investment operations ......................          .765            .545            .436           .443           .703
Less distributions from net investment income .........         (.600)          (.555)          (.496)         (.553)         (.593)
                                                         --------------------------------------------------------------------------
Net asset value, end of year ..........................  $       9.47    $       9.30    $       9.31    $      9.37   $       9.48
                                                         ==========================================================================

Total return(b) .......................................          8.52%           6.03%           4.77%          4.80%          7.74%

RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (000's) .......................  $    253,547    $    232,949    $    281,974    $   302,434   $    342,541
Ratios to average net assets:
 Expenses .............................................           .42%            .43%            .43%           .26%           .25%
 Expenses excluding waiver and payments by affiliate ..           .42%            .43%            .43%           .43%           .43%
 Net investment income ................................          5.88%           5.96%           5.32%          5.88%          6.31%
Portfolio turnover rate ...............................          2.49%          12.68%          23.23%         38.92%         20.84%

(a) Based on average shares outstanding effective year ended October 31, 1999.
(b) Total return is not annualized for periods less than one year.See notes to financial statements.

                       See notes to financial statements.                     37

ADJUSTABLE RATE SECURITIES PORTFOLIOS
STATEMENT OF INVESTMENTS, OCTOBER 31, 2001

                                                                                                        PRINCIPAL
 U. S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO                                                     AMOUNT           VALUE
----------------------------------------------------------------------------------------------------------------------------------
 LONG TERM INVESTMENTS 94.4%
 U.S. GOVERNMENT AND AGENCY SECURITIES 94.2%
 FEDERAL HOME LOAN MORTGAGE CORP. (FHLMC) 16.5%
 Cap 11.253%, Margin 1.75% + CMT, Resets Annually, 6.5%, 11/01/16 ................................    $  1,815,380    $  1,858,524
 Cap 11.40%, Margin 2.198% + CMT, Resets Annually, 6.977%, 9/01/27 ...............................       1,966,519       2,020,793
 Cap 11.989%, Margin 2.478% + 3CMT, Resets Annually, 7.439%, 11/01/35 ............................       4,243,572       4,419,409
 Cap 12.012%, Margin 2.297% + 5CMT, Resets Annually, 7.853%, 5/01/26 .............................       2,170,522       2,265,360
 Cap 12.20%, Margin 2.42% + CMT, Resets Annually, 6.732%, 11/01/29 ...............................      11,309,048      11,683,365
 Cap 12.744%, Margin 2.00% + CMT, Resets Annually, 6.976%, 7/01/18 ...............................         826,605         854,168
 Cap 12.806%, Margin 2.23% + CMT, Resets Annually, 7.019%, 4/01/18 ...............................       2,747,876       2,852,166
 Cap 13.006%, Margin 2.00% + CMT, Resets Annually, 6.938%, 9/01/19 ...............................       2,137,112       2,196,750
 Cap 13.022%, Margin 1.749% + 6MTB, Resets Annually, 6.348%, 10/01/29 ............................         612,419         615,865
 Cap 13.156%, Margin 1.915% + CMT, Resets Annually, 6.669%, 12/01/16 .............................       1,287,620       1,318,122
 Cap 13.175%, Margin 2.233% + CMT, Resets Annually, 7.046, 5/01/25 ...............................       1,917,904       1,985,026
 Cap 13.246%, Margin 2.175% + CMT, Resets Annually, 7.501%, 10/01/18 .............................         520,129         537,137
 Cap 13.292%, Margin 2.115% + CMT, Resets Annually, 6.901%, 3/01/19 ..............................         608,757         630,905
 Cap 13.366%, Margin 2.102% + CMT, Resets Annually, 6.518%, 3/01/18 ..............................       1,960,325       2,030,339
 Cap 13.37%, Margin 2.04% + CMT, Resets Annually, 8.15%, 4/01/19 .................................       3,406,468       3,500,620
 Cap 13.65%, Margin 2.249% + CMT, Resets Annually, 7.189%, 7/01/20 ...............................       1,352,169       1,391,194
 Cap 13.793%, Margin 2.214% + CMT, Resets Annually, 7.319%, 11/01/19 .............................         434,378         447,164
 Cap 14.307%, Margin 1.957% + 3CMT, Resets Every 3 Years, 7.886%, 12/01/21 .......................         614,816         661,751
 Cap 14.90%, Margin 2.546% + CMT, Resets Annually, 7.12%, 2/01/19 ................................         597,377         626,118
                                                                                                                      ------------
                                                                                                                        41,894,776
                                                                                                                      ------------
 FEDERAL NATIONAL MORTGAGE ASSOCIATION (FNMA) 60.2%
 Cap 11.06%, Margin 1.98% + CMT, Resets Annually, 7.339%, 3/01/22 ................................         229,275         236,338
 Cap 11.24%, Margin 2.106% + CMT, Resets Annually, 6.24%, 11/01/27 ...............................       3,906,154       4,045,289
 Cap 11.684%, Margin 1.25% + COFI, Resets Annually, 6.554%, 5/01/19 ..............................       3,951,829       4,066,673
 Cap 11.869%, Margin 2.12% + CMT, Resets Annually, 6.854%, 2/01/30 ...............................       2,987,328       3,116,200
 Cap 11.884%, Margin 2.211% + CMT, Resets Annually, 7.347%, 2/01/25 ..............................         660,574         686,652
 Cap 11.93%, Margin 2.00% + CMT, Resets Semi-Annually, 7.001%, 6/01/32 ...........................       4,626,913       4,843,033
 Cap 11.94%, Margin 2.352% + CMT, Resets Annually, 6.95%, 9/01/29 ................................       4,385,246       4,618,059
 Cap 11.966%, Margin 1.25% + COFI, Resets Monthly,6.526%, 4/01/22 ................................       3,414,337       3,512,159
 Cap 12.13%, Margin 2.598% + CMT, Resets Monthly, 7.13%, 9/01/25 .................................       4,301,138       4,500,243
 Cap 12.233%, Margin 1.70% + COFI, Resets Monthly, 6.951%, 1/01/19 ...............................       3,842,320       3,949,221
 Cap 12.435%, Margin 2.146% + CMT, Resets Annually, 6.452%, 8/01/29 ..............................       6,122,644       6,391,019
 Cap 12.57%, Margin 2.23% + CMT, Resets Annually, 7.09%, 5/01/25 .................................       4,220,372       4,372,086
 Cap 12.605%, Margin 2.536% + 6 Month DR, Resets Semi-Annually, 7.864%, 11/01/18 .................         792,489         816,870
 Cap 12.637%, Margin 2.00% + NCI, Resets Annually, 6.92%, 11/01/17 ...............................       7,798,247       8,069,237
 Cap 12.64%, Margin 2.00% + CMT, Resets Annually, 7.133%, 3/01/19 ................................       1,325,149       1,367,119
 Cap 12.65%, Margin 1.75% + NCI, Resets Monthly, 6.516%, 10/01/28 ................................         325,362         335,042
 Cap 12.66%, Margin 1.75% + 6 Month DR, Resets Semi-Annually, 6.5760%, 1/01/19 ...................       3,325,189       3,372,342
 Cap 12.662%, Margin 1.25% + COFI, Resets Monthly, 6.865%, 1/01/19 ...............................       1,684,680       1,754,110
 Cap 12.705%, Margin 1.25% + COFI, Resets Monthly, 5.748%, 9/01/18 ...............................       8,055,978       8,288,594
 Cap 12.763%, Margin 1.25% + COFI, Resets Monthly, 5.5630%, 6/01/20 ..............................       4,594,301       4,742,975
 Cap 12.788%, Margin 2.11% + CMT, Resets Annually, 7.093%, 11/01/20 ..............................       1,282,008       1,325,007
 Cap 12.804%, Margin 1.75% + CMT, Resets Annually, 6.966%, 5/01/19 ...............................       1,816,443       1,858,154
 Cap 12.84%, Margin 2.762% + 6 Month DR, Resets Semi-Annually, 8.078%, 6/01/17 ...................         831,275         861,458
 Cap 12.85%, Margin 1.97% + CMT, Resets Annually, 7.024%, 12/01/17 ...............................         436,043         448,244
 Cap 12.85%, Margin 2.078% + 5CMT, Resets Every 5 Years, 8.252%, 10/01/17 ........................       1,168,305       1,208,979

ADJUSTABLE RATE SECURITIES PORTFOLIOS
STATEMENT OF INVESTMENTS, OCTOBER 31, 2001 (CONT.)

                                                                                                        PRINCIPAL
 U. S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO                                                      AMOUNT          VALUE
----------------------------------------------------------------------------------------------------------------------------------
 LONG TERM INVESTMENTS (CONT.)
 U.S. GOVERNMENT AND AGENCY SECURITIES (CONT.)
 FEDERAL NATIONAL MORTGAGE ASSOCIATION (FNMA) (CONT.)
 Cap 12.89%, Margin 2.125% + 6 Month DR, Resets Semi-Annually, 7.572%, 7/01/17 ...................    $  4,424,301    $  4,609,341
 Cap 12.938%, Margin 1.25% + COFI, Resets Monthly, 5.748%, 2/01/19 ...............................       2,855,981       2,937,852
 Cap 12.953%, Margin 2.125% + 6 Month TB, Resets Semi-Annually, 7.017%, 4/01/18 ..................         282,405         293,116
 Cap 12.993%, Margin 2.092% + CMT, Resets Annually, 7.146%, 12/01/19 .............................       1,379,272       1,427,047
 Cap 13.01%, Margin 2.10% + CMT, Resets Annually, 7.716%, 6/01/19 ................................       1,662,479       1,728,116
 Cap 13.03%, Margin 1.25% + COFI, Resets Monthly, 6.863%, 2/01/20 ................................       6,329,272       6,587,919
 Cap 13.03%, Margin 1.75% + 6 Month TB, Resets Semi-Annually, 6.8%, 12/01/20 .....................       1,448,339       1,504,348
 Cap 13.063%, Margin 2.175% + CMT, Resets Annually, 8.036%, 4/01/19 ..............................       2,391,309       2,489,277
 Cap 13.083%, Margin 2.005% + CMT, Resets Annually, 7.449%, 6/01/19 ..............................       1,547,300       1,592,362
 Cap 13.128%, Margin 2.02% + COFI, Resets Annually, 7.407%, 6/01/19 ..............................       2,055,240       2,123,655
 Cap 13.202%, Margin 2.478% + 6 Month DR, Resets Semi-Annually, 7.328%, 11/01/26 .................         790,220         837,311
 Cap 13.248%, Margin 2.142% + 3CMT, Resets Every 3 Years, 7.06%, 1/01/26 .........................       3,636,937       3,760,316
 Cap 13.249%, Margin 2.00% + CMT, Resets Annually, 6.986%, 6/01/19 ...............................       1,087,953       1,121,502
 Cap 13.281%, Margin 2.00% + CMT, Resets Annually, 7.081%, 10/01/19 ..............................       2,475,862       2,549,830
 Cap 13.32%, Margin 1.25% + COFI, Resets Monthly, 7.385%, 4/01/03 ................................         963,542         991,003
 Cap 13.452%, Margin 2.148% + CMT, Resets Annually, 7.167%, 9/01/22 ..............................       4,224,496       4,365,266
 Cap 13.54%, Margin 1.25% + COFI, Resets Monthly, 5.748%, 8/01/26 ................................         541,981         552,959
 Cap 13.662%, Margin 2.177% + CMT, Resets Annually, 7.166%, 3/01/21 ..............................       1,450,078       1,501,164
 Cap 13.688%, Margin 2.179% + 3CMT, Resets Monthly, 7.633%, 3/01/26 ..............................       3,116,979       3,243,980
 Cap 13.791%, Margin 2.143% + CMT, Resets Monthly, 6.945%, 12/01/20 ..............................       2,556,023       2,639,892
 Cap 13.797%, Margin 2.20% + CMT, Resets Annually, 7.698%, 3/01/19 ...............................         785,276         817,148
 Cap 13.80%, Margin 0.94% + 6 Month DR, Resets Semi-Annually, 6.8190%, 7/01/24 ...................       2,798,924       2,995,724
 Cap 13.847%, Margin 2.134% + 3CMT, Resets Every 3 Years, 8.244%, 3/01/22 ........................         249,743         261,910
 Cap 13.86%, Margin 1.842% + CMT, Resets Monthly 7.155%, 8/01/16 .................................          94,122          96,587
 Cap 13.875%, Margin 1.975% + CMT, Resets Annually, 7.585%, 3/01/18 ..............................         561,436         580,672
 Cap 13.887%, Margin 2.25% + CMT, Resets Annually, 8.29%, 2/01/19 ................................       1,161,377       1,209,419
 Cap 13.896%, Margin 2.25% + CMT, Resets Annually, 8.36%, 12/01/18 ...............................       1,014,313       1,058,174
 Cap 14.069%, Margin 2.089% + CMT, Resets Annually, 7.396%, 1/01/19 ..............................       1,968,524       2,045,443
 Cap 14.354%, Margin 2.07% + 5CMT, Resets Every 5 Years, 7.868%, 5/01/21 .........................       3,463,092       3,617,142
 Cap 14.42%, Margin 2.099% + CMT, Resets Annually, 6.902%, 3/01/20 ...............................         933,654         966,188
 Cap 14.561%, Margin 2.199% + 3CMT, Resets Every 3 Years, 7.745%, 12/01/24 .......................       3,054,236       3,165,710
 Cap 14.68%, Margin 2.125% + 3CMT, Resets Every 3 Years, 7.301%, 8/01/22 .........................         905,313         942,622
 Cap 14.725%, Margin 2.42% + CMT, Resets Annually, 7.6%, 6/01/19 .................................       2,390,145       2,503,321
 Cap 14.769%, Margin 2.265% + 6MDR, Resets Every 3 Years, 8.098%, 3/01/25 ........................       1,045,598       1,120,097
 Cap 14.804%, Margin 2.186% + 6MDR, Resets Every 3 Years, 6.617%, 12/01/17 .......................         867,525         896,573
 Cap 14.887%, Margin 1.72% + CMT, Resets Annually, 6.405%, 1/01/16 ...............................       3,170,136       3,238,042
 Cap 14.952%, Margin 2.523% + CMT, Resets Annually, 7.144%, 5/01/19 ..............................       1,304,969       1,363,771
                                                                                                                      ------------
                                                                                                                       152,519,902
                                                                                                                      ------------
 GOVERNMENT NATIONAL MORTGAGE ASSOCIATION (GNMA) 17.5%
 Cap 10.50%, Margin 1.50% + CMT, Resets Annually, 7.75%, 9/20/22 .................................       2,446,853       2,540,504
 Cap 10.50%, Margin 1.50% + CMT, Resets Annually, 6.5%, 7/20/29 ..................................       9,576,260       9,713,085
 Cap 10.50%, Margin 1.50% + CMT, Resets Annually, 6.375%, 4/20/28 ................................       4,794,616       4,923,180
 Cap 10.50%, Margin 1.50% + CMT, Resets Annually, 5.25%, 4/20/30 .................................       5,534,875       5,623,793
 Cap 10.50%, Margin 1.50% + CMT, Resets Annually, 7.625%, 10/20/24 ...............................       2,729,368       2,843,434
 Cap 11.00%, Margin 1.50% + CMT, Resets Annually, 7.75%, 7/20/23 .................................       3,424,783       3,555,980
 Cap 11.00%, Margin 2.50% + CMT, Resets Annually, 8.75%, 7/20/25 .................................         594,266         633,792

ADJUSTABLE RATE SECURITIES PORTFOLIOS
STATEMENT OF INVESTMENTS, OCTOBER 31, 2001 (CONT.)

                                                                                                        PRINCIPAL
 U. S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO                                                      AMOUNT          VALUE
----------------------------------------------------------------------------------------------------------------------------------
 LONG TERM INVESTMENTS (CONT.)
 U.S. GOVERNMENT AND AGENCY SECURITIES (CONT.)
 GOVERNMENT NATIONAL MORTGAGE ASSOCIATION (GNMA) (CONT.)
 Cap 11.50%, Margin 1.50% + CMT, Resets Annually, 5.5%, 8/20/30 ...................................   $  6,704,454    $  6,850,996
 Cap 11.50%, Margin 1.50% + CMT, Resets Annually, 6.375%, 1/20/23 .................................      7,597,836       7,766,086
                                                                                                                      ------------
                                                                                                                        44,450,850
                                                                                                                      ------------
 TOTAL U.S. GOVERNMENT AND AGENCY SECURITIES (COST $236,496,850) ..................................                    238,865,528
                                                                                                                      ------------
 MISCELLANEOUS MORTGAGE BACKED SECURITIES .2%
 Home Owners Federal Savings & Loan, Cap 13.00%, Margin 1.75%, Resets Monthly, 6.992%, 1/25/18 ....        289,543         289,362
 RTC, Cap 12.39%, Margin 1.61% + 6 Month DR, Resets Semi-Annually, 5.629%, 1/25/25 ................         14,675          14,659
 Sears Mortgage Securities, Cap 13.66%, Margin 2.42% +COFI, Resets Monthly, 6.046%, 7/25/21 .......         70,725          71,119
 Travelers Mortgage Services, Inc., Cap 13.95%, Margin 2.25% + CMT, Resets Annually, 7.968%, 12/25/18      263,886         264,766
                                                                                                                      ------------
 TOTAL MISCELLANEOUS MORTGAGE BACKED SECURITIES (COST $643,509) ...................................                        639,906
                                                                                                                      ------------
 TOTAL LONG TERM INVESTMENTS (COST $237,140,359) ..................................................                    239,505,434
                                                                                                                      ------------
(a)REPURCHASE AGREEMENT (COST $21,873,969) 8.6%
 Joint Repurchase Agreement, 2.57%, 11/01/01, (Maturity Value $21,875,529) ........................     21,873,969      21,873,969
  ABN AMRO Inc.
  Banc of America Securities, LLC
  Barclays Capital Inc.
  Bear, Stearns & Co., Inc.
  BNP Paribas Corp.
  Credit Suisse First Boston Corp.
  Deutsche Banc Alex Brown Inc.
  Dresdner Kleinwort Benson, North America LLC
  Morgan Stanley & Co. Inc.
  Nesbitt Burns Securities Inc.
  SG Cowen Securities Corp.
  UBS Painewebber
   Collateralized by U.S. Treasury Bills, Notes, and Bonds, and U.S. Government Agency Securities
                                                                                                                      ------------
 TOTAL INVESTMENTS (COST $259,014,328) 103.0% .....................................................                    261,379,403
 OTHER ASSETS, LESS LIABILITIES (3.0)% ............................................................                     (7,832,329)
                                                                                                                      ------------
 TOTAL NET ASSETS 100.0% ..........................................................................                   $253,547,074
                                                                                                                      ============

PORTFOLIO ABBREVIATIONS:
3CMT - 3 Year Constant Maturity Treasury Index
5CMT - 5 Year Constant Maturity Treasury Index
CMT  - 1 Year Constant Maturity Treasury Index
COFI - Eleventh District Cost of Funds Index
DR   - Discount Rate
NCI  - National Median Cost of Funds Index
RTC  - Resolution Trust Corp.
TB   - Treasury Bill Rate

(a) Investment is through participation in a joint account with other funds managed by the investment advisor. At October 31, 2001, all repurchase agreements had been entered into on that date.


40                     See notes to financial statements.

ADJUSTABLE RATE SECURITIES PORTFOLIOS
U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

Financial Statements


STATEMENT OF ASSETS AND LIABILITIES
OCTOBER 31, 2001

Assets:
 Investments in securities:
  Cost .....................................................................................    $ 259,014,328
                                                                                                -------------
  Value ....................................................................................      261,379,403
 Receivables:
  Investment securities sold ...............................................................        1,145,563
  Interest .................................................................................        1,498,808
                                                                                                -------------
      Total assets .........................................................................      264,023,774
                                                                                                -------------
Liabilities:
 Payables:
  Investment securities purchased ..........................................................        6,880,911
  Capital shares redeemed ..................................................................        3,488,678
  Affiliates ...............................................................................           85,011
 Other liabilities .........................................................................           22,100
                                                                                                -------------
      Total liabilities ....................................................................       10,476,700
                                                                                                -------------
       Net assets, at value ................................................................    $ 253,547,074
                                                                                                =============
Net assets consist of:
 Net unrealized appreciation ...............................................................    $   2,365,075
 Accumulated net realized loss .............................................................      (76,751,706)
 Capital shares ............................................................................      327,933,705
                                                                                                -------------
 Net assets, at value ......................................................................    $ 253,547,074
                                                                                                =============
 Shares outstanding ........................................................................       26,787,946
                                                                                                =============
 Net asset value and maximum offering price per share (net asset value / shares outstanding)    $        9.47
                                                                                                =============

                       See notes to financial statements.                     41

ADJUSTABLE RATE SECURITIES PORTFOLIOS
U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

Financial Statements (continued)


STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 31, 2001

Investment income:
 Interest ..................................................................................    $  14,334,747
                                                                                                -------------
Expenses:
 Management fees (Note 3) ..................................................................          909,779
 Custodian fees ............................................................................            2,459
 Reports to shareholders ...................................................................            1,455
 Professional fees .........................................................................            6,760
 Trustees' fees and expenses ...............................................................           14,639
 Other .....................................................................................           16,050
                                                                                                -------------
      Total expenses .......................................................................          951,142
                                                                                                -------------
       Net investment income ...............................................................       13,383,605
                                                                                                -------------
Realized and unrealized gains (losses):

 Net realized loss from investments ........................................................          (87,540)
 Net unrealized appreciation on investments ................................................        5,301,929
                                                                                                -------------
Net realized and unrealized gain ...........................................................        5,214,389
                                                                                                -------------
Net increase in net assets resulting from operations .......................................    $  18,597,994
                                                                                                =============

42                     See notes to financial statements.

ADJUSTABLE RATE SECURITIES PORTFOLIOS
U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

Financial Statements (continued)


STATEMENTS OF CHANGES IN NET ASSETS
FOR THE YEARS ENDED OCTOBER 31, 2001 AND 2000

                                                                                                  2001              2000
                                                                                             -------------------------------
Increase (decrease) in net assets:
 Operations:
  Net investment income .................................................................    $  13,383,605     $  15,071,786
  Net realized loss from investments ....................................................          (87,540)         (210,331)
  Net unrealized appreciation (depreciation) on investments .............................        5,301,929          (250,160)
                                                                                             -------------------------------
      Net increase in net assets resulting from operations ..............................       18,597,994        14,611,295
 Distributions to shareholders from net investment income ...............................      (14,499,784)      (15,071,786)
 Capital share transactions (Note 2) ....................................................       16,499,844       (48,564,430)
                                                                                             -------------------------------
      Net increase (decrease) in net assets .............................................       20,598,054       (49,024,921)
Net assets (there is no undistributed net investment income at beginning or end of year):
 Beginning of year ......................................................................      232,949,020       281,973,941
                                                                                             -------------------------------
 End of year ............................................................................    $ 253,547,074     $ 232,949,020
                                                                                             ===============================

                       See notes to financial statements.                     43

ADJUSTABLE RATE SECURITIES PORTFOLIOS
U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

Notes to Financial Statements


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Adjustable Rate Securities Portfolios (the Trust) is registered under the Investment Company Act of 1940 as a diversified, open-end investment company, consisting of one portfolio, the U.S. Government Adjustable Rate Mortgage Portfolio (the Portfolio). The shares of the Trust are issued in private placements and are exempt from registration under the Securities Act of 1933. The investment objective of the Portfolio is to seek current income.

The following summarizes the Portfolio's significant accounting policies:

a. SECURITY VALUATION

Securities listed or traded on a recognized national exchange or NASDAQ are valued at the latest reported sales price. Over-the-counter securities and listed securities for which no sale is reported are valued within the range of the latest quoted bid and asked prices. Securities for which market quotations are not readily available are valued at fair value as determined by management in accordance with procedures established by the Board of Trustees.

b. INCOME TAXES

No provision has been made for income taxes because the Portfolio's policy is to qualify as a regulated investment company under the Internal Revenue Code and distribute substantially all of its taxable income.

c. SECURITY TRANSACTIONS, INVESTMENT INCOME, EXPENSES AND DISTRIBUTIONS

Security transactions are accounted for on trade date. Realized gains and losses on security transactions are determined on a specific identification basis. Interest income and estimated expenses are accrued daily. Dividends from net investment income are normally declared daily and distributed monthly to shareholders.

d. ACCOUNTING ESTIMATES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the amounts of income and expense during the reporting period. Actual results could differ from those estimates.

e. AUDIT GUIDE

In November 2000, a revised AICPA Audit and Accounting Guide, Audits of Investment Companies, was issued, and is effective for fiscal years beginning after December 15, 2000. The revised Guide requires the Portfolio to record all paydown gains and losses as part of investment income. Prior to November 1, 2000, these gains and losses were included in realized gains and losses. The Portfolio recorded $1,221,048 as an adjustment to interest income for paydown gains and losses during the year ended October 31, 2001. Such gains and losses did not impact the net assets or the distributions of the Portfolio.

ADJUSTABLE RATE SECURITIES PORTFOLIOS
U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

Notes to Financial Statements (continued)


2. SHARES OF BENEFICIAL INTEREST

At October 31, 2001, there was an unlimited number of shares authorized ($0.01 par value). Transactions in the Portfolio's shares were as follows:

                                                                                                 SHARES            AMOUNT
                                                                                             -------------------------------
Year ended October, 2001
 Shares sold ............................................................................        8,669,523     $  81,531,566
 Shares issued in reinvestment of distributions .........................................        1,542,498        14,499,784
 Shares redeemed ........................................................................       (8,473,365)      (79,531,506)
                                                                                             -------------------------------
      Net increase ......................................................................        1,738,656     $  16,499,844
                                                                                             ===============================
Year ended October, 2000
 Shares sold ............................................................................        8,344,642     $  77,468,342
 Shares issued in reinvestment of distributions .........................................        1,623,370        15,071,636
 Shares redeemed ........................................................................      (15,197,502)     (141,104,408)
                                                                                             -------------------------------
      Net decrease ......................................................................       (5,229,490)    $ (48,564,430)
                                                                                             ===============================

3. TRANSACTIONS WITH AFFILIATES

Certain officers and trustees of the Trust are also officers and/or directors of Franklin Advisers, Inc. (Advisers), the Portfolio's investment manager (a wholly-owned subsidiary of Franklin Resources, Inc.) and trustees of Franklin Investors Securities Trust.

The Portfolio pays an investment management fee to Advisers of .400% of the first $5 billion of the portfolio's month end net assets. Fees are further reduced on net assets over $5 billion.

At October 31, 2001, all shares of the Portfolio were owned by the Franklin Adjustable U.S. Government Securities Fund.



4. INCOME TAXES

At October 31, 2001, the Portfolio had tax basis capital losses, which may be carried over to offset future capital gains. Such losses expire as follows:

          Capital loss carryovers expiring in:
           2002 ........................................    $ 67,102,060
           2003 ........................................       7,677,608
           2004 ........................................         419,303
           2007 ........................................         140,123
           2008 ........................................         210,331

           2009 ........................................       1,202,281
                                                            ------------
                                                            $ 76,751,706
                                                            ============

ADJUSTABLE RATE SECURITIES PORTFOLIOS
U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

Notes to Financial Statements (continued)


4. INCOME TAXES (CONT.)

At October 31, 2001, the Portfolio had expired capital loss carryovers of $17,182,002, which were reclassified to paid-in capital.

At October 31, 2001, the net unrealized appreciation based on the cost of investments for income tax purposes of $259,014,328 was as follows:

          Unrealized appreciation ......................    $  2,829,279
          Unrealized depreciation ......................        (464,204)
                                                            ------------
          Net unrealized appreciation ..................    $  2,365,075
                                                            ============

Net investment income differs for financial statement and tax purposes primarily due to differing treatments of paydown losses.

5. INVESTMENT TRANSACTIONS

Purchases and sales of securities (excluding short-term securities) for the year ended October 31, 2001 aggregated $78,710,719 and $5,320,335, respectively.

ADJUSTABLE RATE SECURITIES PORTFOLIOS
U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

Independent Auditors' Report


TO THE BOARD OF TRUSTEES AND SHAREHOLDERS OF
U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

In our opinion, the accompanying statement of assets and liabilities, including the statement of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the U. S. Government Adjustable Rate Mortgage Portfolio (the "Portfolio") at October 31, 2001, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as financial statements) are the responsibility of the Portfolio's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 2001 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

San Francisco, California
November 21, 2001













ADJUSTABLE RATE SECURITIES PORTFOLIOS
Financial Highlights

U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

                                              SIX MONTHS ENDED              YEAR ENDED OCTOBER 31,
                                               APRIL 30, 2002  -------------------------------------------------
                                                 (UNAUDITED)      2001      2000       1999      1998      1997
                                              ------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout
the period)

Net asset value, beginning of period .........         $9.47     $9.30     $9.31      $9.37     $9.48     $9.37
                                              ------------------------------------------------------------------
Income from investment operations:

 Net investment income a .....................          .197      .552      .555       .496      .553      .593
                                              ------------------------------------------------------------------
 Net realized and unrealized gains (losses) ..         (.011)     .213     (.010)     (.060)    (.110)     .110
                                              ------------------------------------------------------------------
Total from investment operations .............          .186      .765      .545       .436      .443      .703

Less distributions from net investment income          (.240)    (.600)    (.555)     (.496)    (.553)    (.593)
                                              ------------------------------------------------------------------
Net asset value, end of period ...............         $9.42     $9.47     $9.30      $9.31     $9.37     $9.48
                                              ==================================================================
Total return b ...............................         2.04%     8.52%     6.03%      4.77%     4.80%     7.74%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of period (000's) ............      $339,918  $253,547  $232,949   $281,974  $302,434  $342,541
Ratios to average net assets:
 Expenses ....................................          .41% c    .42%      .43%       .43%      .26%      .25%
 Expenses excluding waiver and payments
   by affiliate ..............................          .41% c    .42%      .43%       .43%      .43%      .43%
 Net investment income .......................         4.18% c   5.88%     5.96%      5.32%     5.88%     6.31%
Portfolio turnover rate ......................        17.96%     2.49%    12.68%     23.23%    38.92%    20.84%

a Based on average shares outstanding effective year ended October 31, 1999. b Total return is not annualized for periods less than one year.
c Annualized.

                       See notes to financial statements.

ADJUSTABLE RATE SECURITIES PORTFOLIOS
STATEMENT OF INVESTMENTS, APRIL 30, 2002 (UNAUDITED)

                                                                                     PRINCIPAL
 U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO                                    AMOUNT          VALUE
---------------------------------------------------------------------------------------------------------------
  LONG TERM INVESTMENTS 89.5%
  U.S. GOVERNMENT AND AGENCY SECURITIES 89.3%
  FEDERAL HOME LOAN MORTGAGE CORP. (FHLMC) 14.1%
  Cap 11.253%, Margin 1.75% + CMT, Resets Annually, 6.50%, 11/01/16 ............... $ 1,593,577    $  1,637,700
  Cap 11.40%, Margin 2.198% + CMT, Resets Annually, 6.977%, 9/01/27 ...............   1,613,746       1,665,254
  Cap 11.434%, Margin 2.365% + CMT, Resets Annually, 6.30%, 4/01/30 ...............   2,687,050       2,773,510
  Cap 11.989%, Margin 2.478% + 3CMT, Resets Annually, 7.439%, 11/01/35 ............   3,208,730       3,336,133
  Cap 12.012%, Margin 2.297% + 5CMT, Resets Annually, 7.853%, 5/01/26 .............   1,658,348       1,722,301
  Cap 12.20%, Margin 2.42% + CMT, Resets Annually, 6.732%, 11/01/29 ...............   8,248,396       8,657,613
  Cap 12.427%, Margin 2.225% + 5CMT, Resets Annually, 7.345%, 12/01/27 ............     919,079         941,232
  Cap 12.744%, Margin 2.00% + CMT, Resets Annually, 6.976%, 7/01/18 ...............     755,422         775,716
  Cap 12.806%, Margin 2.23% + CMT, Resets Annually, 7.019%, 4/01/18 ...............   2,224,950       2,312,245
  Cap 13.006%, Margin 2.00% + CMT, Resets Annually, 6.938%, 9/01/19 ...............   1,852,251       1,910,725
  Cap 13.022%, Margin 1.749% + 6MTB, Resets Annually, 6.348%, 10/01/29 ............     569,543         581,616
  Cap 13.156%, Margin 1.915% + CMT, Resets Annually, 6.669%, 12/01/16 .............   1,254,816       1,291,126
  Cap 13.175%, Margin 2.233% + CMT, Resets Annually, 7.046, 5/01/25 ...............   1,605,856       1,672,256
  Cap 13.191%, Margin 1.84% + CMT, Resets Annually, 6.925%, 1/02/23 ...............   1,653,803       1,715,679
  Cap 13.246%, Margin 2.175% + CMT, Resets Annually, 7.501%, 10/01/18 .............     511,628         531,237
  Cap 13.292%, Margin 2.115% + CMT, Resets Annually, 6.901%, 3/01/19 ..............     180,683         187,040
  Cap 13.366%, Margin 2.102% + CMT, Resets Annually, 6.518%, 3/01/18 ..............   1,557,206       1,620,436
  Cap 13.37%, Margin 2.04% + CMT, Resets Annually, 8.15%, 4/01/19 .................   2,716,856       2,804,966
  Cap 13.547%, Margin 240% + CMT, Resets Annually, 7.548%, 8/01/30 ................   8,796,818       9,245,863
  Cap 13.65%, Margin 2.249% + CMT, Resets Annually, 7.189%, 7/01/20 ...............     979,173       1,016,007
  Cap 13.793%, Margin 2.214% + CMT, Resets Annually, 7.319%, 11/01/19 .............     427,797         445,291
  Cap 14.307%, Margin 1.957% + 3CMT, Resets Every 3 Years, 7.886%, 12/01/21 .......     495,195         508,431
  Cap 14.90%, Margin 2.546% + CMT, Resets Annually, 7.12%, 2/01/19 ................     479,916         505,849
                                                                                                   ------------
                                                                                                     47,858,226
                                                                                                   ------------
  FEDERAL NATIONAL MORTGAGE ASSOCIATION (FNMA) 54.9%
  Cap 11.06%, Margin 1.98% + CMT, Resets Annually, 6.035%, 3/01/22 ................     225,109         231,049
  Cap 11.13%, Margin 2.147% + CMT, Resets Annually, 6.390%, 8/01/29 ...............   4,150,847       4,324,847
  Cap 11.24%, Margin 2.106% + CMT, Resets Annually, 6.162%, 11/01/27 ..............   3,082,188       3,184,164
  Cap 11.684%, Margin 1.25% + COFI, Resets Annually, 5.544%, 5/01/19 ..............   2,899,331       2,962,554
  Cap 11.869%, Margin 2.12% + CMT, Resets Annually, 6.806%, 2/01/30 ...............   2,034,620       2,131,655
  Cap 11.884%, Margin 2.211% + CMT, Resets Annually, 6.371%, 2/01/25 ..............     551,820         571,229
  Cap 11.901%, Margin 2.373% + CMT, Resets Annually, 5.609%, 5/01/29 ..............   2,122,440       2,195,311
  Cap 11.93%, Margin 2.00% + CMT, Resets Semi-Annually, 6.031%, 6/01/32 ...........   3,689,222       3,911,768
  Cap 11.94%, Margin 2.352% + CMT, Resets Annually, 6.959%, 9/01/29 ...............   3,401,406       3,568,334
  Cap 11.966%, Margin 1.25% + COFI, Resets Monthly, 5.509%, 4/01/22 ...............   2,879,081       2,937,772
  Cap 12.13%, Margin 2.598% + CMT, Resets Monthly, 7.112%, 9/01/25 ................   3,096,480       3,236,613
  Cap 12.181%, Margin 2.628% + CMT, Resets Annually, 6.804%, 6/01/28 ..............  11,252,477      11,810,872
  Cap 12.233%, Margin 1.70% + COFI, Resets Monthly, 5.931%, 1/01/19 ...............   3,293,326       3,375,485
  Cap 12.31%, Margin 1.62% + CMT, Resets Annually, 5.650%, 4/01/19 ................   3,405,075       3,458,976
  Cap 12.435%, Margin 2.146% + CMT, Resets Annually, 6.487%, 8/01/29 ..............   4,214,185       4,373,480
  Cap 12.57%, Margin 2.23% + CMT, Resets Annually, 6.484%, 5/01/25 ................   3,476,426       3,632,162
  Cap 12.605%, Margin 2.536% + 6 Month DR, Resets Semi-Annually, 7.382%, 11/01/18 .     640,300         675,385
  Cap 12.61%, Margin 2.508% + CMT, Resets Annually, 6.611%, 1/01/29 ...............   5,831,115       6,140,172
  Cap 12.637%, Margin 2.00% + NCI, Resets Annually, 6.748%, 11/01/17 ..............   6,690,838       6,879,143
  Cap 12.64%, Margin 2.00% + CMT, Resets Annually, 6.075%, 3/01/19 ................   1,198,041       1,244,010

ADJUSTABLE RATE SECURITIES PORTFOLIOS
STATEMENT OF INVESTMENTS, APRIL 30, 2002 (UNAUDITED) (CONT.)

                                                                                     PRINCIPAL
  U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO                                   AMOUNT          VALUE
---------------------------------------------------------------------------------------------------------------
  LONG TERM INVESTMENTS (CONT.)
  U.S. GOVERNMENT AND AGENCY SECURITIES (CONT.)
  FEDERAL NATIONAL MORTGAGE ASSOCIATION (FNMA) (CONT.)
  Cap 12.65%, Margin 1.75% + NCI, Resets Monthly, 5.658%, 10/01/28 ................ $   315,090    $    322,225
  Cap 12.66%, Margin 1.75% + 6 Month DR, Resets Semi-Annually, 5.532%, 1/01/19 ....   2,557,582       2,607,082
  Cap 12.662%, Margin 1.25% + COFI, Resets Monthly, 6.864%, 1/01/19 ...............   1,523,841       1,576,840
  Cap 12.705%, Margin 1.25% + COFI, Resets Monthly, 4.324%, 9/01/18 ...............   7,875,115       8,069,663
  Cap 12.763%, Margin 1.25% + COFI, Resets Monthly, 4.111%, 6/01/20 ...............   4,246,252       4,353,340
  Cap 12.77%, Margin 2.00% + CMT, Resets Annually, 6.183%, 4/01/27 ................  12,315,282      12,794,531
  Cap 12.788%, Margin 2.11% + CMT, Resets Annually, 6.136%, 11/01/20 ..............   1,102,573       1,147,491
  Cap 12.804%, Margin 1.75% + CMT, Resets Annually, 5.901%, 5/01/19 ...............   1,564,427       1,609,019
  Cap 12.808%, Margin 1.25% + CMT, Resets Annually, 4.623%, 5/01/36 ...............   8,307,328       8,469,177
  Cap 12.84%, Margin 2.762% + 6 Month DR, Resets Semi-Annually, 7.575%, 6/01/17 ...     717,023         751,169
  Cap 12.85%, Margin 1.97% + CMT, Resets Annually, 6.122%, 12/01/17 ...............     414,973         429,390
  Cap 12.85%, Margin 2.078% + 5CMT, Resets Every 5 Years, 7.789%, 10/01/17 ........     877,941         904,416
  Cap 12.89%, Margin 2.125% + 6 Month DR, Resets Semi-Annually, 7.070%, 7/01/17 ...   3,690,528       3,802,406
  Cap 12.938%, Margin 1.25% + COFI, Resets Monthly, 4.324%, 2/01/19 ...............      97,096          99,478
  Cap 12.953%, Margin 2.125% + 6 Month TB, Resets Semi-Annually, 6.008%, 4/01/18 ..     235,131         241,778
  Cap 12.993%, Margin 2.092% + CMT, Resets Annually, 6.108%, 12/01/19 .............   1,200,116       1,250,848
  Cap 13.01%, Margin 2.10% + CMT, Resets Annually, 6.273%, 6/01/19 ................   1,345,814       1,404,833
  Cap 13.03%, Margin 1.25% + COFI, Resets Monthly, 6.840%, 2/01/20 ................   5,471,346       5,661,151
  Cap 13.03%, Margin 1.75% + 6 Month TB, Resets Semi-Annually, 5.780%, 12/01/20 ...   1,025,915       1,057,806
  Cap 13.063%, Margin 2.175% + CMT, Resets Annually, 6.208%, 4/01/19 ..............   2,021,861       2,112,944
  Cap 13.083%, Margin 2.005% + CMT, Resets Annually, 6.333%, 6/01/19 ..............   1,477,050       1,534,308
  Cap 13.128%, Margin 2.02% + COFI, Resets Annually, 6.451%, 6/01/19 ..............   1,584,007       1,631,620
  Cap 13.202%, Margin 2.478% + 6 Month DR, Resets Semi-Annually, 6.562%, 11/01/26 .     666,279         713,127
  Cap 13.248%, Margin 2.142% + 3CMT, Resets Every 3 Years, 6.626%, 1/01/26 ........   2,942,492       3,031,760
  Cap 13.249%, Margin 2.00% + CMT, Resets Annually, 6.275%, 6/01/19 ...............   1,026,806       1,066,960
  Cap 13.281%, Margin 2.00% + CMT, Resets Annually, 6.141%, 10/01/19 ..............   1,956,804       2,028,178
  Cap 13.32%, Margin 1.25% + COFI, Resets Monthly, 7.440%, 4/01/03 ................     739,731         757,584
  Cap 13.452%, Margin 2.148% + CMT, Resets Annually, 6.151%, 9/01/22 ..............   3,714,623       3,875,543
  Cap 13.54%, Margin 1.25% + COFI, Resets Monthly, 4.331%, 8/01/26 ................     480,588         488,915
  Cap 13.662%, Margin 2.177% + CMT, Resets Annually, 6.353%, 3/01/21 ..............   1,427,697       1,491,187
  Cap 13.688%, Margin 2.179% + 3CMT, Resets Monthly, 7.489%, 3/01/26 ..............   2,737,495       2,851,049
  Cap 13.791%, Margin 2.143% + CMT, Resets Monthly, 6.331%, 12/01/20 ..............   2,155,695       2,238,990
  Cap 13.797%, Margin 2.20% + CMT, Resets Annually, 5.613%, 3/01/19 ...............     656,792         686,543
  Cap 13.80%, Margin 0.94% + 6 Month DR, Resets Semi-Annually, 6.786%, 7/01/24 ....   2,412,189       2,581,796
  Cap 13.847%, Margin 2.134% + 3CMT, Resets Every 3 Years, 7.939%, 3/01/22 ........     143,332         148,219
  Cap 13.86%, Margin 1.842% + CMT, Resets Monthly 6.270%, 8/01/16 .................      78,105          80,641
  Cap 13.875%, Margin 1.975% + CMT, Resets Annually, 5.584%, 3/01/18 ..............     549,258         570,467
  Cap 13.887%, Margin 2.25% + CMT, Resets Annually, 6.313%, 2/01/19 ...............     642,381         675,173
  Cap 13.896%, Margin 2.25% + CMT, Resets Annually, 6.356%, 12/01/18 ..............     860,670         902,492
  Cap 14.069%, Margin 2.089% + CMT, Resets Annually, 6.643%, 1/01/19 ..............   1,747,090       1,809,309
  Cap 14.083%, Margin 1.74% + CMT, Resets Annually, 5.726%, 4/01/32 ...............  11,960,717      12,289,637
  Cap 14.354%, Margin 2.07% + 5CMT, Resets Every 5 Years, 7.697%, 5/01/21 .........   2,669,040       2,755,668
  Cap 14.42%, Margin 2.099% + CMT, Resets Annually, 6.314%, 3/01/20 ...............     716,159         737,743
  Cap 14.437%, Margin 1.845% + CMT, Resets Annually, 6.470%, 10/01/14 .............     620,464         645,946
  Cap 14.561%, Margin 2.199% + 3CMT, Resets Every 3 Years, 7.620%, 12/01/24 .......   2,709,351       2,792,178
  Cap 14.68%, Margin 2.125% + 3CMT, Resets Every 3 Years, 7.123%, 8/01/22 .........     882,395         915,363

64

ADJUSTABLE RATE SECURITIES PORTFOLIOS
STATEMENT OF INVESTMENTS, APRIL 30, 2002 (UNAUDITED) (CONT.)

                                                                                     PRINCIPAL
  U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO                                   AMOUNT          VALUE
---------------------------------------------------------------------------------------------------------------
  LONG TERM INVESTMENTS (CONT.)
  U.S. GOVERNMENT AND AGENCY SECURITIES (CONT.)
  FEDERAL NATIONAL MORTGAGE ASSOCIATION (FNMA) (CONT.)
  Cap 14.725%, Margin 2.42%+CMT, Resets Annually, 6.528%, 6/01/19 ................. $ 1,718,696    $  1,790,320
  Cap 14.769%, Margin 2.265% + 6MDR, Resets Every 3 Years, 7.878%, 3/01/25 ........     919,499         984,151
  Cap 14.804%, Margin 2.186% + 6MDR, Resets Every 3 Years, 6.229%, 12/01/17 .......     848,081         866,464
  Cap 14.887%, Margin 1.72% + CMT, Resets Annually, 6.074%, 1/01/16 ...............   2,850,268       2,921,712
  Cap 14.952%, Margin 2.523% + CMT, Resets Annually, 7.146%, 5/01/19 ..............   1,170,377       1,218,864
                                                                                                   ------------
                                                                                                    186,592,475
                                                                                                   ------------
  GOVERNMENT NATIONAL MORTGAGE ASSOCIATION (GNMA) 20.3%
  Cap 10.00%, Margin 1.50% + CMT, Resets Annually, 5.375%, 3/20/24 ................   3,125,812       3,193,048
  Cap 10.00%, Margin 1.50% + CMT, Resets Annually, 6.625%, 10/20/23 ...............     516,736         535,962
  Cap 10.50%, Margin 1.50% + CMT, Resets Annually, 5.250%, 4/20/30 ................   4,365,047       4,412,441
  Cap 10.50%, Margin 1.50% + CMT, Resets Annually, 5.500%, 7/20/29 ................   7,553,587       7,690,757
  Cap 10.50%, Margin 1.50% + CMT, Resets Annually, 6.375%, 1/20/27 ................   8,090,948       8,281,731
  Cap 10.50%, Margin 1.50% + CMT, Resets Annually, 6.375%, 4/20/22 ................   4,653,639       4,776,064
  Cap 10.50%, Margin 1.50% + CMT, Resets Annually, 6.375%, 4/20/22 ................   4,024,696       4,110,944
  Cap 10.50%, Margin 1.50% + CMT, Resets Annually, 6.375%, 4/20/28 ................   4,632,222       4,740,089
  Cap 10.50%, Margin 1.50% + CMT, Resets Annually, 6.625%, 10/20/26 ...............   2,112,306       2,186,085
  Cap 10.50%, Margin 1.50% + CMT, Resets Annually, 6.750%, 9/20/22 ................   2,097,673       2,170,731
  Cap 10.50%, Margin 1.50% + CMT, Resets Annually, 6.750%, 9/20/27 ................   2,828,237       2,917,861
  Cap 10.50%, Margin 1.50% + CMT, Resets Annually, 7.625%, 10/20/24 ...............   1,900,820       1,971,049
  Cap 11.00%, Margin 1.50% + CMT, Resets Annually, 6.750%, 7/20/23 .................  2,665,674       2,758,687
  Cap 11.00%, Margin 2.50% + CMT, Resets Annually, 8.750%, 7/20/25 .................    461,172         482,786
  Cap 11.50%, Margin 1.50% + CMT, Resets Annually, 5.500%, 6/20/31 ................   3,641,999       3,683,472
  Cap 11.50%, Margin 1.50% + CMT, Resets Annually, 5.500%, 8/20/30 ................   5,531,514       5,621,182
  Cap 11.50%, Margin 1.50% + CMT, Resets Annually, 6.375%, 1/20/23 ................   6,481,515       6,620,430
  Cap 12.00%, Margin 1.50% + CMT, Resets Annually, 6.625%, 12/20/24 ...............   2,852,579       2,957,684
                                                                                                   ------------
                                                                                                     69,111,003
                                                                                                   ------------
  TOTAL U.S. GOVERNMENT AND AGENCY SECURITIES (COST $301,247,348) .................                 303,561,704
                                                                                                   ------------
  MISCELLANEOUS MORTGAGE BACKED SECURITIES .2%
  Home Owners Federal Savings & Loan, Cap 13.00%, Margin 1.75%,
   Resets Monthly, 5.939%, 1/25/18 ................................................     232,331         232,185
  Sears Mortgage Securities, Cap 13.66%, Margin 2.42% + COFI, Resets Monthly,
   4.730%, 7/25/21 ................................................................      29,418          29,420
  Travelers Mortgage Services, Inc., Cap 13.95%, Margin 2.25% + CMT,
   Resets Annually, 6.437%, 12/25/18 ..............................................     250,027         254,645
                                                                                                   ------------
  TOTAL MISCELLANEOUS MORTGAGE BACKED SECURITIES (COST $516,764) ..................                     516,250
                                                                                                   ------------
  TOTAL LONG TERM INVESTMENTS (COST $301,764,112) .................................                 304,077,954
                                                                                                   ------------

ADJUSTABLE RATE SECURITIES PORTFOLIOS
STATEMENT OF INVESTMENTS, APRIL 30, 2002 (UNAUDITED) (CONT.)

                                                                                     PRINCIPAL
 U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO                                   AMOUNT          VALUE
---------------------------------------------------------------------------------------------------------------
a REPURCHASE AGREEMENT (COST $30,214,107) 8.9%
  Joint Repurchase Agreements, 1.865%, 5/01/02, (Maturity Value $30,215,673) ...... $30,214,107    $ 30,214,107
   ABN AMRO Inc.
   Banc of America Securities, LLC
   Barclays Capital Inc.
   Bear, Stearns & Co., Inc.
   BNP Paribas Corp.
   Credit Suisse First Boston Corp.
   Deutsche Banc Alex Brown Inc.
   Dresdner Kleinwort Benson, North America LLC
   Morgan Stanley & Co. Inc.
   Nesbitt Burns Securities Inc.
   SG Cowen Securities Corp.
   UBS Painewebber
    Collateralized by U.S. Treasury Bills, Notes, and Bonds,
     and U.S. Government Agency Securities
                                                                                                   ------------
 TOTAL INVESTMENTS (COST $331,978,219) 98.4% ......................................                 334,292,061
 OTHER ASSETS, LESS LIABILITIES 1.6% ..............................................                   5,625,726
                                                                                                   ------------
 TOTAL NET ASSETS 100.0% ..........................................................                $339,917,787
                                                                                                   ============

PORTFOLIO ABBREVIATIONS:
3CMT - 3 Year Constant Maturity Treasury Index
5CMT - 5 Year Constant Maturity Treasury Index
CMT  - 1 Year Constant Maturity Treasury Index
COFI - Eleventh District Cost of Funds Index
DR   - Discount Rate
NCI  - National Median Cost of Funds Index
RTC  - Resolution Trust Corp.
TB   - Treasury Bill Rate

a Investment is through participation in a joint account with other funds managed by the investment advisor. At April 30, 2002, all repurchase agreements had been entered into on that date.

                       See notes to financial statements.

ADJUSTABLE RATE SECURITIES PORTFOLIOS
U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

Financial Statements

STATEMENT OF ASSETS AND LIABILITIES
APRIL 30, 2002 (UNAUDITED)

Assets:
  Investments in securities:
    Cost .............................................      $331,978,219
                                                            =============
    Value ............................................       334,292,061
  Receivables:
    Investment securities sold .......................         2,510,949
    Capital shares sold ..............................         1,425,129
    Interest .........................................         1,804,869
                                                            -------------
      Total assets ...................................       340,033,008

Liabilities:
  Payables to affiliates .............................           108,286
  Other liabilities ..................................             6,935
                                                            -------------
      Total liabilities ..............................           115,221
                                                            -------------
        Net assets, at value .........................      $339,917,787
                                                            =============
Net assets consist of:
  Undistributed net investment income ................        (1,342,316)
  Net unrealized appreciation ........................         2,313,842
  Accumulated net realized loss ......................       (76,642,331)
  Capital shares .....................................       415,588,592
                                                            -------------

  Net assets, at value ...............................      $339,917,787
                                                            =============
  Shares outstanding .................................        36,100,300
                                                            =============
  Net asset value and maximum offering price per share
   (net asset value / shares outstanding) ............             $9.42
                                                            =============

                       See notes to financial statements.

ADJUSTABLE RATE SECURITIES PORTFOLIOS
U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

Financial Statements (CONTINUED)

STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED APRIL 30, 2002 (UNAUDITED)

Investment income:
  Interest .........................................      $6,831,313
                                                          -----------
Expenses:
  Management fees (Note 3) .........................         588,944
  Custodian fees ...................................           1,138
  Reports to shareholders ..........................             270
  Professional fees ................................           1,613
  Trustees' fees and expenses ......................           7,361
  Other ............................................           7,257
                                                          -----------
      Total expenses ...............................         606,583
                                                          -----------
        Net investment income ......................       6,224,730
Realized and unrealized gains (losses):
  Net realized gain from investments ...............         109,375
  Net unrealized depreciation on investments .......         (51,233)
                                                          -----------
Net realized and unrealized gain ...................          58,142
Net increase in net assets resulting from operations      $6,282,872
                                                          ===========

                       See notes to financial statements.

ADJUSTABLE RATE SECURITIES PORTFOLIOS
U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

Financial Statements (CONTINUED)

STATEMENTS OF CHANGES IN NET ASSETS
FOR THE SIX MONTHS ENDED APRIL 30, 2002 (UNAUDITED)
AND THE YEAR ENDED OCTOBER 31, 2001

                                                                     SIX MONTHS           YEAR
                                                                        ENDED             ENDED
                                                                   APRIL 30, 2002   OCTOBER 31, 2001
                                                                   ---------------------------------
Increase (decrease) in net assets:
  Operations:
    Net investment income ...................................      $  6,224,730        $ 13,383,605
    Net realized gain (loss) from investments ...............           109,375             (87,540)
    Net unrealized appreciation (depreciation) on investments           (51,233)          5,301,929
                                                                   ---------------------------------
      Net increase in net assets resulting from operations ..         6,282,872          18,597,994
  Distributions to shareholders from net investment income ..        (7,567,046)        (14,499,784)
  Capital share transactions (Note 2) .......................        87,654,887          16,499,844
                                                                   ---------------------------------
      Net increase in net assets ............................        86,370,713          20,598,054
Net assets
  Beginning of period .......................................       253,547,074         232,949,020
                                                                   ---------------------------------
  End of period .............................................      $339,917,787        $253,547,074
                                                                   ---------------------------------
Undistributed net investment income included in net assets:
  End of period .............................................      $ (1,342,316)       $         --
                                                                   =================================

                       See notes to financial statements.

ADJUSTABLE RATE SECURITIES PORTFOLIOS
U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

Notes to Financial Statements (unaudited)


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Adjustable Rate Securities Portfolios (the Trust) is registered under the Investment Company Act of 1940 as a diversified, open-end investment company, consisting of one portfolio, the U.S. Government Adjustable Rate Mortgage Portfolio (the Portfolio). The shares of the Trust are issued in private placements and are exempt from registration under the Securities Act of 1933. The investment objective of the Portfolio is to seek current income.

The following summarizes the Portfolio's significant accounting policies:

A. SECURITY VALUATION

Securities listed or traded on a recognized national exchange or NASDAQ are valued at the latest reported sales price. Over-the-counter securities and listed securities for which no sale is reported are valued within the range of the latest quoted bid and asked prices. Securities for which market quotations are not readily available are valued at fair value as determined by management in accordance with procedures established by the Board of Trustees.

B. INCOME TAXES

No provision has been made for income taxes because the Portfolio's policy is to qualify as a regulated investment company under the Internal Revenue Code and distribute substantially all of its taxable income.

C. SECURITY TRANSACTIONS, INVESTMENT INCOME, EXPENSES AND DISTRIBUTIONS

Security transactions are accounted for on trade date. Realized gains and losses on security transactions are determined on a specific identification basis. Interest income and estimated expenses are accrued daily. Dividends from net investment income are normally declared daily and distributed monthly to shareholders.

D. ACCOUNTING ESTIMATES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the amounts of income and expense during the reporting period. Actual results could differ from those estimates.

E. AUDIT GUIDE

In November 2000, a revised AICPA Audit and Accounting Guide, Audits of Investment Companies, was issued, and is effective for fiscal years beginning after December 15, 2000. The revised Guide requires the Portfolio to record all paydown gains and losses as part of investment income. Prior to November 1, 2000, these gains and losses were included in realized gains and losses. The Portfolio recorded $1,221,048 as an adjustment to interest income for paydown gains and losses during the year ended October 31, 2001. Such gains and losses did not impact the net assets or the distributions of the Portfolio.

ADJUSTABLE RATE SECURITIES PORTFOLIOS
U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

Notes to Financial Statements (unaudited) (CONTINUED)


2. SHARES OF BENEFICIAL INTEREST

At April 30, 2002, there was an unlimited number of shares authorized ($0.01 par value). Transactions in the Portfolio's shares were as follows:

                                                                                     SHARES        AMOUNT
                                                                                   ---------------------------
Six months ended April 30, 2002
Shares sold .................................................................      15,654,294    $147,358,971
Shares issued in reinvestment of distributions ..............................         804,037       7,567,046
Shares redeemed .............................................................      (7,145,977)    (67,271,130)
                                                                                   ---------------------------
Net increase ................................................................       9,312,354    $ 87,654,887
                                                                                   ===========================
Year ended October 31, 2001
Shares sold .................................................................       8,669,523    $ 81,531,566
Shares issued in reinvestment of distributions ..............................       1,542,498      14,499,784
Shares redeemed .............................................................      (8,473,365)    (79,531,506)
                                                                                   ---------------------------
Net increase ................................................................       1,738,656    $ 16,499,844
                                                                                   ===========================

3. TRANSACTIONS WITH AFFILIATES

Certain officers and trustees of the Trust are also officers and/or directors of Franklin Advisers, LLC (Advisers), the Portfolio's investment manager (a wholly-owned subsidiary of Franklin Resources, Inc.) and trustees of Franklin Investors Securities Trust.

The Portfolio pays an investment management fee to Advisers of .400% of the first $5 billion of the portfolio's month end net assets. Fees are further reduced on net assets over $5 billion.

At April 30, 2002, all shares of the Portfolio were owned by the Franklin Adjustable U.S. Government Securities Fund.

4. INCOME TAXES

At April 30, 2002, the cost of investments and net unrealized appreciation for income tax purposes were as follows:

        Cost of investments ..........   $331,978,219
                                         -------------
        Unrealized appreciation ......   $  2,847,312
        Unrealized depreciation ......       (533,470)
                                         -------------
        Net unrealized appreciation ..   $  2,313,842
                                         =============

ADJUSTABLE RATE SECURITIES PORTFOLIOS
U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

Notes to Financial Statements (unaudited) (CONTINUED)


4. INCOME TAXES (CONT.)

At October 31, 2001, the Portfolio had tax basis capital losses, which may be carried over to offset future capital gains. Such losses expire as follows:

        Capital loss carryovers expiring in:
         2002 ..................................   $67,102,060
         2003 ..................................     7,677,608
         2004 ..................................       419,303
         2007 ..................................       140,123
         2008 ..................................       210,331
         2009 ..................................     1,202,281
                                                   -----------
                                                   $76,751,706
                                                   ===========

At October 31, 2001 the Portfolio had expired capital loss carryovers of $17,182,002, which were reclassified to paid-in capital.

Net investment income differs for financial statement and tax purposes primarily due to differing treatments of paydown losses.

5. INVESTMENT TRANSACTIONS

Purchases and sales of securities (excluding short-term securities) for the period ended April 30, 2002 aggregated $170,736,416 and $50,234,375, respectively.



                     ADJUSTABLE RATE SECURITIES PORTFOLIOS

                                   FORM N-1A

                          PART C - OTHER INFORMATION

ITEM 23. EXHIBITS.

The following exhibits are incorporated by reference to the previous filed document indicated below, except as noted:

      (a)  Agreement and Declaration of Trust

           (i)    Agreement and Declaration of Trust of Franklin
                  Institutional U.S. Government ARM Fund dated
                  February 12, 1991
                  Filing:  Amendment No. 9 to the Registration
                  Statement on Form N-1A
                  File No.  811-6242
                  Filing Date: February 27, 1996

          (ii) Certificate of Amendment of Agreement and Declaration of Trust of Adjustable Rate Securities Portfolios dated July 19, 2001
                  Filing: Amendment No. 15 to the Registration Statement on Form N-1A
                  File No. 811-6242
                  Filing Date: February 27, 2002

          (iii) Certificate of Amendment of Agreement and Declaration of Trust of Adjustable Rate Securities Portfolios dated April 18, 1995
                  Filing: Amendment No. 13 to the Registration Statement on Form N-1A
                  File No. 811-6242
                  Filing Date: February 29, 2000

      (b)  By-Laws

           (i)    By-Laws of Franklin Institutional U.S. Government ARM Fund
                  Filing:  Amendment No. 9 to the Registration
                  Statement on Form N-1A
                  File No.  811-6242
                  Filing Date: February 27, 1996

      (c)  Instruments Defining Rights of Security Holders

           Not Applicable

      (d)  Investment Advisor Contracts

           (i)   Management Agreement between Franklin
                 Institutional U.S. Government ARM Fund and
                 Franklin Advisers, Inc. dated June 3, 1991
                 Filing:  Amendment No. 9 to the Registration
                 Statement on Form N-1A
                 File No.  811-6242
                 Filing Date: February 27, 1996

          (ii)   Amendment dated August 1, 1995 to Management
                 Agreement between Registrant and Franklin
                 Advisers, Inc. dated June 3, 1991.
                 Filing:  Amendment No. 10 to the Registration
                 Statement on Form N-1A
                 File No.  811-6242
                 Filing Date: February 27, 1997

      (e)  Underwriting Contracts

           Not Applicable

      (f)  Bonus or Profit Sharing Contracts

           Not Applicable

      (g)  Custodian Agreements

           (i)  Master Custody Agreement between Registrant and
                Bank of New York dated February 16, 1996
                Filing:  Amendment No. 9 to the Registration
                Statement on Form N-1A
                File No.  811-6242
                Filing Date: February 27, 1996

           (ii) Amendment to Master Custody Agreement between Registrant and Bank of New York dated May 7, 1997
                Filing:  Amendment No. 11 to the Registration
                Statement on Form N-1A
                File No.  811-6242
                Filing Date: February 26, 1998

           (iii)Amendment dated February 27, 1998 in the Master Custody Agreement between the Registrant and Bank of New York dated February 16, 1996, revised September 16, 1999
                Filing:  Amendment No. 13 to the Registration
                Statement on Form N-1A
                File No.  811-6242
                Filing Date:  February 29, 2000

           (iv) Amendment dated March 28, 2001, to Exhibit A of the Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996
                Filing: Amendment No. 15 to the Registration Statement on Form N-1A
                File No. 811-6242
                Filing Date: February 27, 2002

           (v)  Terminal Link Agreement between Registrant and
                Bank of New York dated February 16, 1996
                Filing:  Amendment No. 9 to the Registration
                Statement on Form N-1A
                File No.  811-6242
                Filing Date: February 27, 1996

      (h)  Other Material Contracts

           Not Applicable.

      (i)  Legal Opinion

           (i)  Opinion and Consent of Counsel dated February 5, 1999
                Filing:  Amendment No. 13 to the Registration
                Statement on Form N-1A
                File No.  811-6242
                Filing Date: February 26, 1999

      (j)  Other Opinions

           Not Applicable

      (k)  Omitted Financial Statements

           Not Applicable

      (l)  Initial Capital Agreements

           Not Applicable

      (m)  Rule 12b-1 Plan

           Not Applicable

      (p)   Code of Ethics

           (i)  Code of Ethics
                Filing: Amendment No. 15 to the Registration Statement on Form N-1A
                File No. 811-6242
                Filing Date: February 27, 2002


      (q)  Power of Attorney

           (i)  Power of Attorney dated February 15, 2000
                Filing: Amendment No. 13 to the Registration
                Statement on Form N-1A
                File No. 811-6242
                Filing Date: February 29, 2000


ITEM 24   PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

           None

ITEM 25   INDEMNIFICATION

Reference is made to Article VI of the Registrant's By-Laws (Exhibit 2). Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Notwithstanding the provisions contained in the Registrant's By-Laws, in the absence of authorization by the appropriate court on the merits pursuant to
Section 5 of Article VI of said By-Laws, any indemnification under said Article shall be made by Registrant only if authorized in the manner provided in either subsection (a) or (b) of Section 6 of Article VI.

ITEM 26   BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

The officers and directors of Franklin Advisers, Inc. (Advisers), Registrant's manager, also serve as officers and/or directors/trustees for (1) Advisers' corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in Franklin Templeton Investments. For additional information please see part B and Schedules A and D of Form ADV of Advisers (SEC File 801-26292) incorporated herein by reference, which sets forth the officers and directors of Advisers and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

ITEM 27   PRINCIPAL UNDERWRITERS

           Not Applicable

ITEM 28   LOCATIONS OF ACCOUNTS AND RECORDS

The accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 are kept by the Fund or its shareholder services agent, Franklin Templeton Investor Services LLC, both of whose address is One Franklin Parkway, San Mateo, CA 94403-1906.




ITEM 29   MANAGEMENT SERVICES

      There are no management-related service contracts not discussed in Part A or Part B.

ITEM 30   UNDERTAKING

      Not Applicable


                                   SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Mateo, and the State of California, on the 28th day of October 2002.


                          ADJUSTABLE RATE SECURITIES PORTFOLIOS


                            By: /s/David P. Goss
                                -----------------
                                David P. Goss
                                Vice President













                     ADJUSTABLE RATE SECURITIES PORTFOLIOS
                            REGISTRATION STATEMENT
                                 EXHIBIT INDEX

EXHIBIT NO.        DESCRIPTION                                 LOCATION

EX-99.(a)(i)       Agreement and Declaration of Trust of           *
                   Franklin Institutional U.S. Government
                   ARM Fund dated February 12, 1991

EX-99.(a)(ii)      Certificate of Amendment of Agreement and       *
                   Declaration of Trust of Adjustable Rate
                   Securities Portfolios dated July 19, 2001

EX-99.(a)(iii)     Certificate of Amendment of Agreement and       *
                   Declaration of Trust of Adjustable Rate
                   Securities Portfolios dated April 18, 1995

EX-99.(b)(i)       By-Laws of Franklin Institutional U.S.          *
                   Government ARM Fund

EX-99.(d)(i)       Management Agreement between Franklin           *
                   Institutional U.S. Government ARM Fund
                   and Franklin Advisers, Inc. dated June 3,
                   1991

EX-99.(d)(ii)      Amendment dated August 1, 1995 to               *
                   Management Agreement between Registrant
                   and Franklin Advisers, Inc. dated June 3,
                   1991

EX-99.(g)(i)       Mater Custody Agreement between                 *
                   Registrant and Bank of New York dated
                   February 16, 1996

EX-99.(g)(ii)      Amendment of Master Custody Agreement           *
                   between Registrant and Bank of New York
                   dated May 7, 1997

EX-99.(g)(iii)     Amendment dated February 27, 1998 to            *
                   Exhibit A in the Master Custody Agreement between the Registrant and Bank of New York dated February 16, 1996, revised
                   September 16, 1999

EX-99.(g)(iv)      Amendment dated March 28, 2001, to              *
                   Exhibit A of the Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996

Ex-99.(g)(v)       Terminal Link Agreement between                 *
                   Registrant and Bank of New York dated
                   February 16, 1996

EX-99.(i)(i)       Opinion and Consent of Counsel dated            *
                   February 5, 1999


EX-99.(p)(i)       Code of Ethics                                  *


EX-99.(q)(i)       Power of Attorney dated February 15, 2000       *
                   Filing: Amendment No. 13 to the
                   Registration Statement on Form N-1A
                   File No. 811-6242
                   Filing Date: February 29, 2000


*Incorporated by Reference